                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                             ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                Date of Report (Date earliest event reported)
                               August 11, 2000

                          -------------------------


                             VALUE HOLDINGS, INC.
         ----------------------------------------------------

        (exact name of registrant as specified in it charter)
                              FLORIDA
                             ---------
            (State or other jurisdiction of incorporation)



        0-15076                               59-2388734
       --------------------------------------------------
(Commission File Number)                   (IRS Employer
                                          Identification Number)



         2307 DOUGLAS ROAD, SUITE 400, MIAMI, FL 33145
----------------------------------------------------------------
          (Address of principal executive offices)

Registrant's Telephone Number, Including Area Code:(305) 868-3946
                                                   --------------

                          N/A
-----------------------------------------------------------------
(Former name or former address, if changed since last report)

               Item 2.  Acquisition of Assets

     On August 11, 2000 Network Forest Products, a subsidiary of Value Holdings, Inc. Purchased all of the assets of Cutler Forest Products and 100% of the shares of Seabright Wood Fabricators, located in Mississauga, Ontario. Cutler and Seabright had common ownership with each other.

     Consideration for the transaction was $15,954,817 Canadian
Dollars.
$3,902,579 Canadian Dollars of the purchase price was allocated to the satisfaction of outstanding debts consisting primarily of a line of credit with Toronto-Dominion Bank. The purchase price was provided by Network Forest Products credit facility with GMAC Credit Corporation (formerly BNY Financial Corporation -- Canada) which was increased from $40 million Canadian Dollars to $58 million Canadian Dollars.

     Cutler Forest Products primary business is the wholesale supply of sheet and cut to size composite wood products including melamine, particle board, medium density fiberboard and hardwood plywood. Cutler provides both wood and materials for their customer s manufacturing operations, and also provides both fully and partially manufactured product. Cutler will box, bar code and package as specified by the customer or ship product in bulk for refinishing and final assembly. Cutler also distributes a laminate called Nevamar. They are one of two distributors of this product in Ontario.

     Seabright is a component manufacturer. Virtually of Seabright s sales are to Cutler.

     Together Cutler s and Seabright s business encompasses the following areas:
     (i) The wholesale distribution of sheet and cut-to-size composite wood products;
     (ii) manufacturing of subcomponents for other wood manufacturers;
     (iii)     manufacturing of finished products
          (a)  kitchen cupboards
          (b)  bathroom vanities and
          (c)  shredder boxes
     (iv) distrbution of Nevamar; and
     (v)  a supplier to major building material retailers

     Cutler has approximately 1,500 customers with its four customers accounting for 20% of sales. Cutler s four largest customers are: Home Depot,. Ontario Store Fixtures, Revy Home
Centres (Lansing) and Ace Hardware.



Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

(a) Audited Financial Statements for the businesses acquired will be filed within 60 days.

(c) 10.02 Asset Purchase Agreement dated February 11, 2000 between Value Holdings, 1392298 Ontario Limited, Cutler Forest Products Treefield Holdings Limited, A Corporation Incorporated Under The Laws Of The Province Of Ontario ("Treefield");Divadale Holdings Limited, Ruislip Holdings Inc., T.M.&C. Holdings Ltd., Victor Drevnig, Keith Withers, Peter Engel, and Richard Drevnig

     10.03 Share Purchase Agreement dated February 11, 2000 between Value Holdings, Inc., 1392298 Ontario Limited, Cutler Forest
Products, Fred Cain, Treefield Holdings Limited, Divadale Holdings Limited, Ruislip Holdings Inc., T.M.&C. Holdings Ltd., Victor
Drevnig, Keith Withers, Peter Engel, and Richard Drevnig.

     10.04 Amending Agreement dated August 10, 2000 between Value Holdings, Inc., 1392298 Ontario Limited, Cutler Forest Products, Fred Cain, Treefield Holdings Limited, Divadale Holdings Limited, Ruislip Holdings Inc., T.M.&C. Holdings Ltd., Victor Drevnig, Keith Withers, Peter Engel, and Richard Drevnig




SIGNATURES

               Pursuant to the requirements of the Securities
Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VALUE HOLDINGS, INC,

                                       By /s/ Robert Ziner
                                         -----------------------
                                               Robert Ziner
                                               President
Date: August 18, 2000

Exhibit 10.02  Asset Purchase Agreement




     ASSET PURCHASE AGREEMENT

     THIS AGREEMENT is made as of the 11th day of February, 2000

AMONG:

     VALUE HOLDINGS, INC., a corporation incorporated under the laws of the State of Florida ( Value );

           and -


     1392298 ONTARIO LIMITED, a corporation incorporated under the laws of the Province of Ontario (the Purchaser );

           and -
     CUTLER FOREST PRODUCTS, a partnership under the laws of the Province of Ontario (the Vendor );

           and -

     TREEFIELD HOLDINGS LIMITED, a corporation incorporated under the laws of the Province of Ontario ( Treefield );

           and -

     DIVADALE HOLDINGS LIMITED, a corporation incorporated under the laws of the Province of Ontario ( Divadale );

           and -

     RUISLIP HOLDINGS INC., a corporation incorporated under the laws of the Province of Ontario ( Ruislip );

           and -

     T.M.&C. HOLDINGS LTD., a corporation incorporated under the laws of the Province of Ontario ( T.M.&C. );

           and -

     VICTOR DREVNIG of the City of Toronto in the Province of Ontario ( V. Drevnig );

           and -

     KEITH WITHERS of the Town of Halton Hills in the Province of Ontario ( Withers );

           and -

          PETER ENGEL of the City of Guelph in the Province of Ontario ( Engel );

           and -

     RICHARD DREVNIG of the City of Toronto in the Province of Ontario ( R. Drevnig ).


RECITES THAT:

The Vendor carries on business as a wholesaler of wood products;

The Purchaser is a wholly-owned subsidiary of Value; and

The Vendor wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Vendor, the undertaking and all of the assets of such business, as a going concern, on the terms and subject to the conditions set out in this Agreement.
NOW THEREFORE in consideration of the mutual covenants contained in this Agreement, the parties hereto agree as follows:

     ARTICLE
     INTERPRETATION

     Defined Terms

     In addition to the words and phrases defined elsewhere in this Agreement, as used in this Agreement, in any Schedule hereto, in any amendment hereof, in any documents to be executed and delivered pursuant to this Agreement and in any documents executed and delivered in connection with the completion of the transactions contemplated hereby, unless the context otherwise requires, the following words and phrases shall have the following meanings, respectively:

      Accounts Receivable means all accounts receivable (including those from instalment sales), trade accounts, notes receivable and other book debts due or accruing due to the Vendor in connection with the Business and the full benefit of all securities, if any, for such accounts, notes or debts;

      Affiliate has the meaning ascribed to such term in the Ontario Act;

      Arm s length has the meaning ascribed to such term in the Tax
Act;

      Associate has the meaning ascribed to such term in the Ontario Act;

     Assumed Contracts means all Contracts, agreements, orders, commitments and other engagements by or with third parties relating to the Business which are included in the Purchased Assets including, without limitation, the Customer Contracts and the Equipment Leases;

     Assumed Liabilities means the liabilities of the Vendor relating to the Business as at the Effective Time which are to be assumed by the Purchaser as more particularly set out in the Closing Statement;

     Audited Financial Statements means the audited consolidated financial statements of the Vendor and the Subsidiary as at and for the fiscal year ended December 31, 1999, consisting of a consolidated balance sheet, a consolidated statement of income, a consolidated statement of partners equity, and a consolidated statement of cash flow, together with the notes thereto and the report of the auditors thereon;

     Business means the business of the Vendor which primarily involves the operation of a wholesale wood products business carried on by the Vendor principally from the Leased Premises;
      Business Day means any day other than a day which is a Saturday, Sunday or statutory holiday in the City of Toronto;

     CFP Credit Line means the line of credit facility in the maximum amount of $3,500,000 established in favor of the Vendor with The Toronto-Dominion Bank (Kipling and Rexdale branch), under the terms of the related credit facility agreement, a copy of which is set out in Schedule 1.1(j);

     CFP Loan  means the loan payable by the Vendor to Joseph
Clement which is described in the loan statement attached as
Schedule 1.1(k);

     Closing Date means May 31, 2000, or such other date as the Vendor and Purchaser may agree upon in writing;

     Closing Statement  means the statement referred to in Section
3.8;

     Closing Time  means 2:00 p.m. (Toronto time) on the Closing
Date or such other time on the Closing Date as is mutually acceptable to the Vendor and the Purchaser;

      Condition of the Business means the condition of the assets, liabilities, operations, activities, earnings, prospects, affairs and financial position of the Business;

     Contaminate means any substance or material that is prohibited, controlled or regulated under any Environmental Laws;

     Contract means any agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written or oral;

     Control means, with respect to any corporation, the ownership of more than 50% of the voting shares of that corporation, including any shares which are voting only upon the occurrence of a contingency where such contingency has occurred and is continuing;

     Customer Contracts means any and all Contracts entered into between the Vendor and one or more third parties which are in effect as at the date of this Agreement relating to the sale or provision of goods by the Vendor to such third parties in connection with the Business, including unfilled orders, commitments and other engagements by or with such third parties, all of which are listed in Schedule 1.1(s);

     Deemed Loans means the deemed loans by the Partners to the Vendor established in accordance with Section 9.6;

     Deposit means the $100,000 deposit made by Value and held by the Vendor s Solicitors on the terms set out in Section 3.3;

     Effective Date  means May 31, 2000;

     Effective Time means 5:00 p.m. (Toronto time) on the Effective Date;

     Employment Contracts means the employment agreements to be entered into between the Purchaser and each of the Partner
Principals effective the Effective Time in the form of the employment agreements attached hereto as Schedule 1.1(x);

     Encumbrances means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands, restrictions and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

     Environmental Laws means all common, civil, federal, provincial, territorial, regional, municipal or local laws applicable in the Province of Ontario which relate to protection of the environment, health and safety, or Hazardous Substances contained in statutes or regulations or in policies, guidelines, orders, directives or notices which have the force of law or permits, approvals or court or other tribunal orders having jurisdiction in the Province of Ontario over the Vendor, its assets and the Business;

     Equipment Leases means the personal property leases relating to equipment and vehicles leased by the Vendor in relation to the Business, complete copies of which are attached hereto as Schedule 1.1(aa);

     Excluded Assets has the meaning ascribed thereto in Section
2.2;

     Generally accepted accounting principles means the accounting principles so described and promulgated by the Canadian Institute of Chartered Accountants which are applicable as at the date on which any calculation made hereunder is to be effective or as at the date of any financial statements referred to herein, as the case may be;

     Governmental Authority means any federal, state, provincial, regional or municipal government, in Canada or elsewhere, and any person, agency, board, commission or authority of competent jurisdiction, in Canada or elsewhere, exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government;

     Hazardous Substances means any Contaminate or pollutant or any substance that when released to the natural environment is likely to cause at some immediate or future time, material harm or degradation to the natural environment or material risk to human health and, without restricting the generality of the foregoing, Hazardous Substances includes any pollutant, Contaminate, hazardous waste or dangerous goods as defined by the Environmental Laws;

      Intellectual Property has the meaning ascribed thereto in subsection 2.1(h);

      Interim Period means the period between the date of execution of this Agreement and the Closing Time;

      Inventories means all inventories of the Vendor of and pertaining to the Business, including, without limiting the generality of the foregoing, all finished goods, work in progress, raw materials, and all other materials and supplies on hand to be used or consumed in the production of products by the Business;


     Leases means:

          (a) the real property lease, together with all amendments thereto, between the Vendor and the landlord there under for the premises of the Vendor located at 5380 Maingate Drive, Mississauga, Ontario, L4W 1R8, a complete copy of which is attached hereto as Schedule 1.1(ii)(a); and

          (b) the real property lease, together with all amendments thereto, between the Vendor (as guarantor) and the landlord there under for the premises of the Vendor located at 1265 Aerowood Drive, Mississauga, Ontario, a complete copy of which is attached hereto as Schedule 1.1(ii)(a);

     Leased Premises means the premises leased by the Vendor under the Leases;

     Letter of Intent means the letter of intent among Value, the Vendor and Fred Cain dated August 11, 1999 and accepted on August 18, 1999, as amended by letters of the Vendor s Solicitors dated September 29, 1999 and November 1, 1999 and by a letter agreement dated December 17, 1999 between the Purchaser s Solicitors and the Vendor s Solicitors on behalf of their respective clients, relating to the transactions contemplated hereby and by the Share Purchase Agreement;

     Liabilities means all costs, expenses, charges, debts, liabilities, claims, demands, Taxes and obligations, whether primary or secondary, direct or indirect, fixed, contingent, absolute or otherwise, including, without limitation, those arising under any law, rule or regulation of any Governmental Authority, any award of any arbitrator, court or other tribunal and any Contract, arrangement, lease, commitment or undertaking;

      New Leases means the new real property leases for the Leased Premises to be executed and delivered at the Closing Time (but effective as at the Effective Time) which shall include the terms set out in Schedule 1.1(mm);

     Ontario Act means the Business Corporations Act (Ontario), as amended from time to time;

     Parties means, collectively, Value, the Purchaser, the Vendor, the Partners and the Partner Principals, and Party means any one of them;

     Partners means, collectively, all of the partners of the Vendor, namely Treefield, Divadale, Ruislip and T.M.&C., and
Partner means any one of them;

     Partner Principals means, collectively, V. Drevnig, Withers,
Engel and R. Drevnig, and Partner Principal means any one of them;

     Partnership Agreement means the Contract which constitutes the partnership agreement, as amended from time to time and to the extent such agreement is in writing or under oral agreement, forming the Vendor;

     Permits means all permits, licenses, certificates, approvals, authorizations, registrations or the like attainable from or required by any Governmental Authority which are material and are required under applicable law necessary for the conduct of the Business or the utilization by the Vendor of the Purchased Assets;

     Person means any individual, partnership, limited partnership, corporation, joint venture, association, joint stock company, trust, unincorporated organization or a government or an agency thereof;

     Prepaid Expenses means all prepaid expenses of or pertaining to the Purchased Assets and the Business;

     Prime Bank Rate means the commercial lending rate of interest, expressed as an annual rate, which The Toronto-Dominion Bank quotes in Toronto as the reference rate of interest (commonly known as prime) for the purpose of determining the rate of interest that it charges to its commercial customers for loans in Canadian funds;

     Purchase Price has the meaning ascribed thereto in Section
3.1;

     Purchased Assets has the meaning ascribed thereto in Section
2.1;

     Purchaser s Solicitors  means Aird & Berlis;

     Release includes release, discharge, add, deposit, emit, spill, leak, pump, pour, empty, inject, escape, leach, migrate, disburse, dispose or dump;

     Seabright means Seabright Wood Fabricators Limited, a corporation incorporated under the laws of the Province of Ontario which is an Affiliate of the Vendor;
     Subsidiary means 655265 Ontario Limited, a wholly-owned subsidiary of the Vendor;

     Specified Amount has the meaning ascribed thereto in Section
3.1;

     Share Purchase Agreement means the agreement dated the date hereof among all of the Parties and Fred Cain relating to the proposed purchase by the Purchaser of all of the issued and outstanding shares in the capital stock of Seabright;


Tax Act means the Income Tax Act (Canada), as amended from time to time;

     Taxes means all taxes, assessments or other governmental charges or imposts (including domestic or foreign, federal, provincial, state or local income, withholding, sales use, transfer, intangible, recordation, documentary, stamp, excise, capital, business, goods or services, property, value added, payroll or other taxes or customs duties, unemployment or workers compensation premiums) and any interest or penalties on such taxes, assessments, charges or imposts or in respect of such taxes, assessments, charges or imposts;

     Unaudited Financial Statements means, collectively, the consolidated balance sheet of the Vendor as at December 31, 1998 and the consolidated statements of partners equity, income and changes in financial position for the year then ended, together with the review engagement report thereon and the notes thereto, and the balance sheet and statement of income of the Vendor for the nine-month period ended September 30, 1999, copies of which statements are attached hereto as Schedule 1.1(ggg);

     Value Shares means common shares in the capital stock of Value;

     Vendor Group means, collectively, the Vendor, the Partners, the Partner Principals and their respective Associates and Affiliates;

     Vendor s Solicitors  means Fogler, Rubinoff LLP; and

     Warranty Claim means a claim made by any of the Parties based on or with respect to the inaccuracy or non-performance or non-fulfillment or breach of any representation, warranty or covenant made by another Party contained in this Agreement or contained in any document or certificate given in order or carry out the transactions contemplated hereby.

     Currency

     Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of Canada.
To the Best of Knowledge

     To the best of the knowledge or to the knowledge means a statement of the declarant s knowledge of the facts or circumstances to which such phrase relates after having made diligent enquiries and investigations in connection with such facts and circumstances of all persons who could reasonably be expected to have knowledge with respect thereto.

     Choice of Law and Attorneys

     This Agreement shall be governed by and constructed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Parties agree that, subject to the arbitration provisions set forth in Article 14, the courts of such province will have exclusive jurisdiction to determine all disputes and claims arising between the Parties.

Gender and Number

     Any reference in this Agreement to gender shall include all genders and words used herein importing the singular number shall include the plural and vice versa.

     Interpretation Not Affected by Headings or Party Drafting

     The division of this Agreement into articles, sections, paragraphs, subparagraphs and clauses shall not affect the construction or interpretation of this Agreement. The terms this Agreement , hereof, herein, hereunder and similar expression refer to this Agreement and the Schedules hereto and not to any particular article, section, paragraph, subparagraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. Each Party acknowledges that such Party and its or his legal counsel have reviewed and participated in settling the terms of this Agreement, and the Parties agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting Party shall not be applicable in the interpretation of this Agreement.

     Schedules

     The following are the Schedules attached to and incorporated in this Agreement by reference and deemed to be a part hereof:

          Description of Schedule            Schedule No.

          CFP Credit Line                    1.1(j)
          CFP Loan                      1.1(k)
          Customer Contracts                 1.1(s)
          Employment Contracts               1.1(x)
          Equipment Leases                   1.1(aa)
          Leases                             1.1(ii)
          New Leases                         1.1(mm)
          Unaudited Financial Statements          1.1(ggg)
          Machinery, Equipment (non-leased)
              And Other Personal Property         2.1(a)
          Vehicles                      2.1(c)
          Licenses and Permits                    2.1(g)
          Excluded Personal Assets           2.2(c)
          Allocation of Purchase Price            3.4
          Bank Accounts                 4.9
          Intellectual Property                   4.12
          Insurance                     4.18
          Employees                     4.28
          Encumbrances and Other Liabilities      4.34
          Customers and Suppliers            4.36
          Rebates and Allowances             4.42


     ARTICLE
     AGREEMENT TO PURCHASE THE PURCHASED ASSETS

Agreement to Purchase

     Subject to the terms and conditions hereof, the Vendor agrees to transfer, sell, assign, grant and convey to the Purchaser, and the Purchaser agrees to purchase from the Vendor, as at and from the Effective Time, all of the property and assets then owned by the Vendor and used in connection with or otherwise relating to the Business, of every kind and description and wherever situate (collectively, the Purchased Assets) but excluding, for greater certainty, the Excluded Assets, and, without limiting the generality of the foregoing, the Purchased Assets shall include the following:

     Machinery and equipment. All machinery, equipment, tools, supplies, furniture, furnishings, chattels and accessories of all kinds used in connection with the Business including, without limitation, computer hardware and software and those assets more particularly described in Schedule 2.1(a);

     Inventories.  All Inventories owned by the Vendor;

     Vehicles. All motor vehicles including, without limitation, those more particularly described in Schedule 2.1(c);

     Unfilled orders. The full benefit of all unfilled orders received by the Vendor in connection with the Business which are in existence as at the Effective Time;

     Forward commitments. The full benefit of all forward commitments by or to the Vendor for inventories, supplies, equipment or services for use in connection with the Business (whether or not there are any Contracts in writing with respect thereto) which are in existence as at the Effective Time;

     Contracts. The full benefit of all Contracts which are in existence as at the Effective Time to which the Vendor is entitled in connection with or related in any way to the carrying on by it of the Business and not otherwise specifically referred to in this
Section including, without limitation, the Equipment Leases, the Leases and any other rights under leases of personal property, the Customer Contracts and all orders or Contracts for the provision of goods or services, whether as a buyer or seller, and distribution and agency agreements;

     Licenses and permits. All licenses, Permits, approvals, consents, negotiations, certificates and other authorizations including, without limitation, those more particularly described in
Schedule 2.1(g);

     Intellectual Property. All rights to and interest in: (A) all trade-marks including the goodwill attaching to such trade-marks related to the Business; (B) all trade names, brand names, brands and slogans related to the Business; (C) all inventions, patents, patent rights and patent applications (including all reissues, divisions, continuations and extensions of any patent or patent application) related to the Business; (D) all copyrights, registrations and applications for copyrights (and all future income from such copyrights) related to the Business; (E) all rights and interests in and to designs, know-how, manufacturing, engineering and other drawings and manuals, technology, blueprints, patterns, dies, research and development reports, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise related to the Business; (F) all rights to damages and profits by reason of the infringement of any of the intellectual property listed in items (A) to (E); and (G) all other intellectual and industrial property rights throughout the world related to the Business (collectively, the Intellectual Property);

     Books and Records. Subject to the terms hereof, all books, records, files and papers related to the Business, including, without limitation, drawings, engineering information, manuals and data, sales and advertising materials, customer lists, personnel and employment and other records (other than any personal records of the Partners and the Partner Principals);

     Accounts Receivable.  The Accounts Receivable;

     Claims. All claims, refunds, causes of action, causes in action, rights of recovery and rights of set-off of every kind and nature, except those relating to the Excluded Assets;

     Leasehold Improvements. All leasehold improvements on the Leased Premises;

     Prepaid Expenses.  The Prepaid Expenses;

     Cash.  All cash on hand;

     Goodwill. All of the goodwill of the Business together with the exclusive right to the Purchaser to represent itself as carrying on such Business in continuation of and in succession to the Vendor and the right to use any words indicating that such Business is so carried on, including the exclusive right to use the name Cutler Forest Products, or any variation thereof, as part of the name of or in connection with the Business or any part thereof carried on or to be carried on by the Purchaser, and also including all restrictive agreements and negative covenant agreements which the Vendor may have with its employees, past or present, the right of the Vendor to the telephone and facsimile number or numbers listed in the name of the Vendor and/or any trade name used by the Vendor in such Business, any Internet identifications in respect of the Business, customer lists and all other books and records relating to the Business including, without limiting the generality of the foregoing, Inventory records, Accounts Receivable records, records pertaining to customers requirements, customer literature, advertising material, marketing and cost records, manufacturing data, manufacturing and production records, employee manuals, measurement of the work force records, personnel records, supply records, all materials relating to manufacturing planning and correspondence files (together with, in the case of any such information that is stored electronically, the media on which the same is stored);

     Indemnities. The full benefit of all indemnities, warranties and agreements relating to or received by the Vendor in connection with the acquisition or modification of any of the Purchased
Assets;

     Insurance Benefits. Any benefits payable to the Vendor under all insurance policies relating to the Business or the Purchased
Assets in respect of claims based on occurrences prior to the Effective Time;

     Warranty Rights and Maintenance Contracts. The full benefit of all warranties and warranty rights (expressed and implied) against manufacturers or sellers which apply to any of the Purchased Assets and all maintenance Contracts on machinery, equipment and the other Purchased Assets, subject to the Purchaser s review and acceptance of such Contracts prior to the Closing Date;

     Shares of Subsidiary. All of the issued and outstanding shares in the capital stock of the Subsidiary; and

     Other property and assets. All other property and assets owned by the Vendor or to which it is entitled and used in connection with the Business carried on by it.

Excluded Assets

     Notwithstanding the provisions of Section 2.1, there shall be specifically excluded from the Purchased Assets the following
(collectively, the Excluded Assets):

     All Contracts of employment with employees of the Vendor;

     The rights of the Vendor relating to this Agreement and the Share Purchase Agreement;

     The personal assets of the Partners and the Partner Principals set out in Schedule 2.2(c);

     A policy of life insurance held by the Vendor on V. Drevnig, which policy was issued by Hartford Insurance Co. as Policy No.
0127052;

     A policy of life insurance held by the Vendor on Fred Cain, which policy was issued by Canadian General Life Assurance Co. as Policy No. 0435153;

     A policy of life insurance held by the Vendor on Engel, which policy was issued by Canadian General Life Assurance Co. as Policy No. 0435156;

     A policy of life insurance held by the Vendor on Withers, which policy was issued by Canadian General Life Assurance Co. as Policy No. 0435162;

     A policy of life insurance held by the Vendor on R. Drevnig, which policy was issued by Canadian General Life Assurance Co. as Policy No. 0435154; and

     All of the shares in the capital stock of Seabright which are owned by the Vendor.


     ARTICLE
     CALCULATION AND PAYMENT OF THE PURCHASE PRICE

Purchase Price

     The purchase price (the Purchase Price) for the Purchased
Assets shall be equal to the aggregate of the following amounts:

     the remainder obtained when $7,500,000 is reduced by the Specified Amount and, for the purposes hereof, Specified Amount means the amount (if any) by which:

          $3,024,636

          exceeds

          the net asset value of the Purchased Assets (i.e., the total asset value of the Purchased Assets minus the Assumed Liabilities) determined in accordance with generally accepted accounting principles, consistently applied, as at the Effective Time;

provided that, for greater certainty, if the net asset value of the Purchased Assets (i.e., the total asset value of the Purchased Assets minus the Assumed Liabilities) determined in accordance with generally accepted accounting principles, consistently applied, as at the Effective Time is equal to or greater than the amount specified in paragraph 3.1(a)(i), the Specified Amount shall be zero; and

     that number of Value Shares which is equal to the quotient obtained when the sum of $375,000 is divided by the Value Shares
Closing Price and, for the purposes hereof, Value Shares Closing
Price means $0.435.

Payment of Purchase Price

     At the Closing Time, the Purchaser shall, in addition to any other payments which may be required to be made by it at that time pursuant to this Agreement, pay the cash portion of the Purchase Price specified in subsection 3.1(a) to or to the order of the Vendor by certified cheque, bank draft or other form of immediately available funds, and Value shall issue and deliver to or to the order of the Vendor a share certificate or share certificates representing the number of Value Shares set out in subsection 3.1(b).

Deposit

     The Parties acknowledge that Value has paid the Deposit as a deposit for application against cash portion of the Purchase Price. The Deposit shall continue to be held in trust by the Vendor s Solicitors in an interest bearing account and will be dealt with, on the direction of the Vendor, in accordance with the following provisions:

     if the purchase and sale of the Purchased Assets is completed at the Closing Time, the Deposit plus all interest earned thereon will be released from trust and applied towards satisfaction of the cash portion of the Purchase Price specified in subsection 3.1(a);

     if the purchase and sale of the Purchased Assets is not completed for any reason, other than the failure of the Purchaser or Value to satisfy any of the conditions set out in Section 8.3 which are within the reasonable control of the Purchaser and Value, the Deposit plus all interest earned thereon will be released forthwith from trust and returned to Value; or

     if the purchase and sale of the Purchased Assets is not completed due to the failure of the Purchaser or Value to satisfy any of the conditions set out in Section 8.3 which are within the reasonable control of the Purchaser and Value, then the Deposit plus all interest earned thereon will be released from trust and forfeited and paid to the Vendor in full satisfaction of all damages, losses, costs and expenses incurred by the Parties other than the Purchaser and Value, and of any other remedy or claim against the Purchaser or Value as a result of the sale of the Purchased Assets not being completed.

Allocation of Purchase Price

     The Vendor and the Purchaser agree that the Purchase Price shall be allocated among the Purchased Assets in accordance with
Schedule 3.4 and that each of them will execute such elections and/or agreements as may be required pursuant to the Tax Act, the Corporations Tax Act (Ontario) (or similar applicable legislation in other jurisdictions) or any other statute or regulation which may require the same. In addition, the Vendor and the Purchaser agree to prepare and file their respective tax returns in a manner consistent with the allocations set out in Schedule 3.4. If any Party fails to file its tax returns as aforesaid, it shall indemnify and save harmless the others of them in respect of any additional tax, interest, penalty and legal and/or accounting costs paid or incurred by the other of them as a result of the failure of the former Party to file as aforesaid.

     The Vendor and the Purchaser will jointly execute in prescribed form and each of them will file promptly following the Closing Date an election under Section 22 of the Tax Act with respect to the Accounts Receivable forming part of the Purchased Assets. Such election will designate the portion of the Purchase Price allocated to the Accounts Receivable pursuant to Schedule 3.4 as the consideration paid therefor by the Purchaser.

     Liabilities Assumed

     In addition to the payment by the Purchaser of the Purchase Price, the CFP Loan and the Deemed Loans at the Closing Time, as further consideration for the consummation of the transactions contemplated by this Agreement, but subject to the provisions of
Section 3.6, the Parties agree that the Purchaser shall assume and agree to thereafter pay when due and discharge all Liabilities of the Vendor in relation to the Business including, without limitation, those Liabilities related to the Business which were in existence as at the Effective Time and those Liabilities related to the Business arising subsequent to the Effective Time together with the following (all of such aforementioned and following Liabilities being collectively referred to as the Assumed Liabilities):

     all unfilled orders of the Business in existence as at the Effective Time (but excluding, at the option of the Purchaser, those entered into by the Vendor during the Interim Period in breach of the covenants of the Vendor contained herein);

     all forward commitments of the Business as at the Closing Time (but excluding, at the option of the Purchaser, those entered into by the Vendor during the Interim Period in breach of the covenants of the Vendor contained herein);

     all obligations under the Employee Plans referred to in subsection 4.28(c) arising subsequent to the Effective Time in relation to those employees of the Business who accepted the offer of employment made by the Purchaser as provided for in subsection 9.1(a);

     all of the obligations of the Vendor to its employees earned with respect to services provided by such employees from and after the Effective Time; provided that, for greater certainty, all amounts payable to employees of the Vendor who do not accept employment with the Purchaser shall be strictly for the account of the Vendor;

     all of the obligations and Liabilities of the Vendor pursuant to:

          the Material Contracts referred to in Section 4.23 hereof; and

          all of the Contracts to which the Vendor is a party and which relate to the operations of the Business or in respect of which the Vendor has rights and obligations and which relate to the operations of the Business, provided such Contracts have been entered into by the Vendor in the ordinary course of business, if either (A) existing at the date of this Agreement but not specifically referred to in Section 4.23 because they are not material, or (B) entered into during the Interim Period in accordance with (or not in contravention of, as the case may be) the covenants of the Vendor contained herein or with the consent of the Purchaser; and

     the aggregate, without duplication, of (i) all accounts payable of the Business as at the Effective Time; and (ii) all bank indebtedness of the Vendor as at the Effective Time including the CFP Credit Line to a maximum amount (including accrued interest) of $3,500,000.

     Liabilities Not Assumed

     Except as provided for in Section 3.5, the Purchaser shall not be deemed by anything contained in this Agreement or otherwise to have assumed any Contracts, Liabilities or obligations of the Business or the Vendor, whether fixed or contingent, known or unknown, which unassumed Contracts, Liabilities and obligations (the Excluded Liabilities ) shall be and continue to be Liabilities and obligations of the Vendor, who agrees to indemnify the Purchaser and hold it harmless with respect to such Excluded Liabilities. The Excluded Liabilities include, but are not limited to:

     any Liability of the Vendor relating to the operation of the Business or otherwise arising prior to the Effective Time (except as otherwise provided for in Section 3.5) or thereafter if arising as a result of the breach by the Vendor of the provisions of this Agreement, including but not limited to Liability for any income tax, real or personal property tax, franchise tax, payroll tax and any other Taxes whatsoever of the Vendor; and

     all Liabilities to employees of the Business, past or present, up to the Effective Time relating to their employment with the Vendor or resulting from termination of their employment by the Vendor, including, without limitation, any Liabilities relating to salary or pension and/or benefit plans.

G.S.T.

     The Vendor represents and warrants that it is a registrant under Part IX of the Excise Tax Act (the ETA) and that its G.S.T. registration number is R122418320 and agrees to make with the Purchaser the joint election contemplated by subsection 167(1) of the ETA, in order that no G.S.T. is payable by the Purchaser nor required to be remitted by the Vendor in respect of the transactions contemplated by this Agreement.

     The Purchaser represents and warrants that prior to the Closing Date it will be a registrant under Part IX of the ETA and agrees to make with the Vendor the joint election contemplated by subsection 167(1) of the ETA in order that no G.S.T. is payable by the Purchaser nor required to be remitted by the Vendor in respect of the transactions contemplated by this Agreement.

     Preparation and Delivery of Closing Statement

     At or prior to the Closing Time, the Vendor shall prepare and deliver to the Purchaser a statement (the Closing Statement ) setting forth, in reasonable detail, the following:

     an estimate of the net asset value of the Purchased Assets as at the close of business on April 30, 2000 (i.e., the total asset value of the Purchased Assets minus the total amount of the Assumed Liabilities) determined in accordance with generally accepted accounting principles, consistently applied;

     an estimate of the amount of the net earnings of the Business for the period commencing January 1, 1999 and ending at the close of business on April 30, 2000, such net earnings to be determined for such period in accordance with generally accepted accounting principles, consistently applied, before deduction for all depreciation and amortization expenses (and such estimated amount of the net earnings of the Business is referred to in this Agreement as the Net Earnings Amount );

     a detailed list of the Assumed Liabilities as at the close of business on April 30, 2000; and

     a list of the Accounts Receivable as at the close of business on April 30, 2000 which are included in the Purchased Assets.

     The Parties agree that all payments to be made to the Vendor by the Purchaser and Value, respectively, at the Closing Time pursuant to this Agreement shall be based on the amounts set forth in the Closing Statement. The Parties further agree that the amounts set forth in the Closing Statement shall be subject to adjustment and updating to the Effective Time as provided for in
Section 9.7 hereof.


     ARTICLE
     REPRESENTATIONS AND WARRANTIES
     OF THE VENDOR, THE PARTNERS AND THE PARTNER PRINCIPALS

     Each of the Vendor, the Partners and the Partner Principals, jointly and severally, represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the purchase by the Purchaser from the Vendor of the Purchased Assets.

     Formation

     The Vendor is a general partnership formed and subsisting under the laws of the Province of Ontario and has all requisite power and authority as a single entity to own or lease its property, to carry on the Business as now being conducted by it, to enter into this Agreement and to perform its obligations hereunder. The Vendor is duly qualified to do business in each jurisdiction in which the nature of the Business carried on by it or the property and assets owned or leased by it makes such qualification necessary and is in good standing in every such jurisdiction. The only provincial jurisdictions in which the Vendor carries on the Business are the Provinces of Ontario, British Columbia and Quebec (the latter two provinces as to sales of products of the Business only through sales agents located in such latter two provinces).

     Authorization

     The execution and delivery of this Agreement and all of the transactions and actions (required of the Vendor) contemplated hereby have been duly authorized by all necessary action by the Vendor under the Partnership Agreement, and constitute a legal, valid and binding obligation of the Vendor and the Partners enforceable against it and them by the Purchaser in accordance with its terms. This Agreement has been duly executed and delivered by all of the Parties other than the Purchaser and Value.

     No Other Agreements to Purchase

     No person, other than the Purchaser and Value pursuant to this Agreement, has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendor of any of the Purchased Assets, other than pursuant to purchase orders accepted by the Vendor in the ordinary course of the Business.

     No Violation

     None of the carrying on of the Business, the execution and delivery of this Agreement by the Vendor nor the observance and performance of the terms and provisions of this Agreement on the part of the Vendor to be observed and performed by it, constitutes a violation of applicable law or a violation or a breach of the Partnership Agreement or any provision of any Contract or other instrument to which any of the Vendor Group is a party or by which any of them is bound, or of any order, writ, injunction, decree, statute, rule, by-law, constating documents or regulation applicable to any of the Vendor Group, or constitutes a default (or would with the passage of time or the giving of notice, or both, constitute a default) under any Contract or other instrument to which any of the Vendor Group is a party or by which any of them is bound.

     Sufficiency and Condition of Purchased Assets

     Except as disclosed in this Agreement or any Schedule hereto, the Purchased Assets owned or leased by the Vendor are sufficient for the Vendor to carry on the Business. All of the Purchased Assets owned and used by the Vendor in connection with the Business are in good operating condition and in a state of good repair and maintenance, fully operational and free of defect, except for reasonable wear and tear having regard to their age and usage.
With the exception of Inventory in transit and work-in-process in the hands of outside sub-contractors, all of the tangible assets of the Vendors are situate on the Leased Premises. The Vendor does not lease any of its equipment except as disclosed in Section 4.7.

     Title to Personal and Other Property

     Except as disclosed in Schedule 4.34 and except for the interests of the lessors under the Equipment Leases and the Leases, the Vendor owns the Purchased Assets with good and marketable title thereto free and clear of any and all Encumbrances whatsoever and of any rights or privileges capable of becoming Encumbrances, and the Vendor is entitled to sell, transfer and assign good and marketable title to the Purchased Assets to the Purchaser, free and clear of any such Encumbrances, rights and privileges.

Equipment Leases

     Schedule 1.1(aa) describes all leases of equipment and vehicles used in or relating to the Business. Complete and correct copies of the Equipment Leases form part of Schedule 1.1(aa). The Vendor is entitled to all rights and benefits as lessee under the Equipment Leases, and the Vendor has not sublet, assigned, licensed or otherwise conveyed any rights in the Equipment Leases or in the property leased thereunder to any other person. All payments and other obligations required to be paid and performed by the Vendor to the date hereof under the Equipment Leases have been paid and performed; the Vendor is not in default of any of its obligations under the Equipment Leases; and, to the actual knowledge of the Vendor, the Partners and the Partner Principals, and without independent investigation or inquiry, none of the lessors nor any other parties to the Equipment Leases is in default of any of its respective obligations under the Equipment Leases. The Vendor is entitled to assign all of its right and interest under the Equipment Leases and in and to the property leased thereunder to the Purchaser subject to obtaining the consents of the respective lessors under the Equipment Leases. Subject to obtaining such consents, the terms and conditions of the Equipment Leases will not be affected by, nor will any of such leases be in default as a result of, the completion of the transactions contemplated hereby.

Partnerships, Joint Ventures or Subsidiaries

     The Vendor as an entity is not a partner or participant in any partnership, joint venture, profit sharing arrangement or other form of business combination, other than with respect to its relationship with Seabright. The only subsidiary of the Vendor is the Subsidiary, which company is incorporated and validly subsisting under the laws of the Province of Ontario, all of the shares of which are held by the Vendor, and which has no assets or Liabilities which are or could be material to the Business and the operation thereof other than amounts owing by the Vendor to the Subsidiary which amounts will be repaid by the Vendor prior to the Effective Time.

Deposit Accounts and Safe Deposit Boxes of the Vendor

     The name and address of each bank, trust company or similar institution in which the Vendor has one or more accounts or one or more safety deposit boxes, the number of each such account and safety deposit box and the names of all persons authorized to draw thereon or to have access thereto are as set out in Schedule 4.9.

     Leases

     The Leases are the only leases under which the Vendor leases any real property relating to the Business. A complete and correct copy of each of the Leases, together with all amendments thereto, is attached as Schedule 1.1(ii). The Vendor is entitled to all rights and the benefits as lessee under the Leases and the Vendor has not sublet, assigned, licensed or otherwise conveyed any rights in the Leased Premises or the Leases to any other person. All rental and other payments and other obligations required to be paid and performed by the Vendor to the date hereof pursuant to the Leases have been duly paid and performed; the Vendor is not in default of any of its obligations under the Leases; and the landlord (or any other party) to the Leases is not in default of any of its obligations under the Leases. Except for any legal non-conforming uses (if any), the use by the Vendor of the Leased Premises is not in breach of any building, zoning or other statute, by-law, ordinance, regulation, covenant, restriction or official plan. The Vendor has adequate rights of ingress to and egress from the Leased Premises for the operation of the Business in the ordinary course.

Leased Premises

     To the knowledge of the Vendor, the Partners and the Partner Principals, there are no structural defects or weaknesses in the buildings and improvements on the Leased Premises including, without limitation, in any of the structural elements thereof or in any of the mechanical, electrical, or HVAC or sprinkler systems therein.

     The buildings and all other improvements, fixtures and structures located on the Leased Premises (including all walls, roofs, floors, subfloors, foundations, partitions and ceilings) and the pavement, sidewalks, driveways and parking areas situate upon the Leased Premises are in good working order and sound condition and in a good state of repair and maintenance, reasonable wear and tear only excepted, and free from all structural defects, weaknesses and leakages, and the elevators, if any, and equipment and all plumbing, drainage, electrical systems and all wiring and mechanical equipment (including all heating, ventilating and air-conditioning equipment and related accessories and installations) are in good working order and repair, reasonable wear and tear only excepted.

     All hydro, water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services and all mechanical systems, in each case as required by law and/or necessary for the proper operation of the Leased Premises as it is now being operated, are installed and connected pursuant to valid permits, and are adequate to service the Leased Premises.

     All buildings, fixtures, structures and other improvements upon the Leased Premises and the purposes for which they are currently used by the Vendor comply in all respects with all relevant governmental laws, by-laws, ordinances, requirements, rules and regulations (including municipal and provincial fire regulations and pollution control regulations) and with Fire Underwriters regulations.

     The Vendor has not received any notice from any insurance carrier of defects or inadequacies in the Leased Premises which, if not corrected, could result in termination of insurance coverage or an increase in the cost thereof, and there are no such defects or inadequacies.

     There has not been received by the Vendor, or to the knowledge of the Vendor, the Partners and the Partner Principals by anyone on behalf of the Vendor, any notice with respect to any by-law change affecting the Leased Premises nor any notice relating to any threatened or pending condemnation or expropriation of the Leased Premises from any Governmental Authority, and, to the knowledge of the Vendor, the Partners and the Partner Principals, there are no pending or threatened requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the Leased Premises or changes or events which might curtail or interfere with the use of such premises.

Intellectual Property

     The Vendor is entitled to use, without payment of any royalty or other fee (except as noted in Schedule 4.12), all Intellectual Property now used by it in the course of carrying on the Business.
Schedule 4.12 contains a complete and accurate list of all such Intellectual Property, together with full registration and other particulars thereof, including any fees payable in connection therewith. To the knowledge of the Vendor, the Partners and the Partner Principals: (a) the use of the Intellectual Property used by the Vendor in connection with the Business has never been called into question or challenged; and (b) the Vendor is not infringing upon any industrial or intellectual property rights of any other person. The Vendor has not granted any right, title or interest in and to the Intellectual Property used by it in connection with the Business to any other person. The Vendor has not received any notice (written or oral) that, and is not otherwise aware that, any person claims that the conduct of the Business infringes upon the industrial or intellectual property rights of any person.

No Litigation

     There are no actions, suits or proceedings pending or threatened against or affecting the Vendor or the Business at law or in equity or before any Governmental Authority.

Books and Records

     The books of account and financial records of the Vendor have been kept in accordance with generally accepted accounting principles and procedures on a basis consistent with those of preceding accounting periods and fairly and correctly set out and disclose in all material respects the current financial position of the Vendor and all transactions of the Vendor have been accurately recorded in such books and records. All vacation pay, bonuses, commissions and other emoluments relating to each of the employees of the Business have been accrued to date in such books.

Unaudited Financial Statements

     The Unaudited Financial Statements

     have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of preceding fiscal periods;
     present fully, accurately and correctly in all material respects the assets, liabilities and financial condition of the Vendor as at the relevant dates and the results of its operations and the changes in its financial position for the relevant periods;

     are in accordance with the books and records of the Vendor:

     contain and reflect all necessary adjustments for an accurate presentation of the results of operations and the financial condition of the Business for the periods covered thereby; and

     contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses.

Unfilled Orders

     All unfilled orders of the Business, whether or not there are any Contracts in writing with respect thereto, have been accepted by the Vendor in the ordinary course of the Business and upon terms and conditions consistent with the Vendor s usual past practices.

     Forward Commitments

     All forward commitments by or to the Vendor for Inventories, supplies, equipment or services, whether or not there are any Contracts in writing with respect thereto, which are in existence have been entered into by the Vendor in the ordinary course of the operation of its Business and upon terms and conditions consistent with its usual past practices. There are no material forward commitments for Inventories, supplies, equipment or services.

     Insurance

     All of the Purchased Assets are insured for the full replacement value thereof subject to applicable deductibles. All such policies insure the Purchased Assets against loss or damage by all insurable risks and hazards (other than theft). Subject to any interest therein of lenders to the Vendor, the proceeds of such policies are and shall continue during the Interim Period to be fully payable to the Vendor. All premiums in connection with such policies are fully paid. Annexed hereto as Schedule 4.18 is a true and complete schedule setting forth all insurance policies (specifying the insurer, the amount of the coverage, the type of insurance, the amount of deductible, if any, the policy number and any pending claims thereunder) maintained by the Vendor on the Purchased Assets and true and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition of the Purchased Assets. The Vendor is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion. There have been no material claims under any such insurance policy with respect to the Business during the past 12 months.
     No Adverse Changes

     Since April 30, 1999 there has been no material adverse change in the affairs, business, prospects, liabilities, assets, operations or condition of the Business, financial or otherwise, including without limitation, changes arising as a result of any legislative or regulatory change, any revocation, renunciation or repudiation of all or any part of any Contract, license or right to do business, fire, explosion, accident, casualty, labor trouble or act of God.

     Business Carried on in Ordinary Course

     Since December 31, 1998 the Vendor has carried on the Business in the ordinary course and has not done any act or suffered anything to be done which would in any way materially diminish the value of the Purchased Assets or the Business, (excepting however, such diminishment, if any, as would result in an adjustment under subsection 3.1(a)). Without limiting the generality of the foregoing, since December 31, 1998 the Vendor has:

     continued to pay, satisfy and discharge its obligations and liabilities in the ordinary course of business;

     not disposed of any of the Inventories, other than in the ordinary course of business;

     not sold or transferred any tangible assets (other than inventory sold in the ordinary course) or cancelled or released any debts or claims, except in each case, in the ordinary course of business or not exceeding $10,000 in any single transaction or $100,000 in the aggregate;

     not sold, leased, mortgaged, pledged or otherwise encumbered or disposed of any of the assets or properties of or relating to the Business, except in the ordinary course of business;

     not purchased or agreed to purchase, nor leased or agreed to lease, nor acquired or agreed to acquire any material items or amounts of additional assets or property, except for purchases of materials and supplies for use in the ordinary and usual conduct of the course of the Business;

     not suffered any material damage, destruction or loss, whether or not covered by insurance;

     not sold, assigned, transferred, encumbered or granted any rights with respect to copyright, trademarks, trade names, licenses, franchises or other intangible assets;

     not incurred any Liability whatsoever, absolute or contingent, secured or unsecured, other than current Liabilities in the ordinary course of the Business and those set out in Schedule 4.34, and not entered into any transaction or into any Contract whatsoever, other than in the ordinary course of the Business; or

     except in the case of certain obligations of Seabright, not assured, guaranteed or otherwise become liable for the obligations of any other person.

     Capital Expenditures

     No material capital expenditures or leasehold improvements have been made in connection with the Business since December 31, 1998 and none are planned.

     No Expropriation

     No part of the Purchased Assets has been taken or expropriated by any Governmental Authority; no notice or proceeding in respect thereof been given or commenced nor is the Vendor actually aware of any intent or proposal to give any such notice or continuance under any such proceeding.

     Material Contracts

     Except as disclosed in Sections 4.7 and 4.10 and Schedule 1.1(s), the Vendor is not a party to, bound by, or entitled to rights or bound by obligations under, any material Contracts, undertakings, commitments, letters of intent, understandings, licenses, instruments, arrangements, leases or other documents (oral or written) (all of the aforesaid being hereinafter called Material Contracts ) or any amendments, modifications or supplements thereto which in any way affect the Business (other than those entered into in the ordinary course of business which involve a cost, expenditure or Liability of less than $5,000 for each such Material Contract and which are terminable by the Vendor on not more than 30 days notice without financial or other Liability). There are no Material Contracts pursuant to which the Vendor has granted a right to use any personal property comprising part of the Purchased Assets to any other person. The Vendor is not in default in any material respect of any material obligation under any Material Contract to which it is a party or by which it is bound. There exists no state of facts, conditions, events or circumstances which, after notice or lapse of time or both, would constitute a material default of any material obligation under any Material Contracts by the Vendor or by any other party thereto, and all Material Contracts are now in good standing and in full force and effect and the Vendor is entitled to all of its benefits thereunder. The Vendor has not made any assignment of its rights under the Material Contracts. True and complete copies of all written Material Contracts listed in Schedule 1.1(s) and an accurate summary description of all the material terms of all oral Material Contracts listed therein have been provided to the Purchaser. None of the written Material Contracts have been amended or modified except pursuant to a written document, complete and accurate copies of which are set out in Schedule 1.1(s). Each written Material Contract has been validly executed and delivered by the Vendor and the Vendor is entitled to all of the benefits under each Material Contract.

     Compliance with Laws; Government Authorization

     The Vendor has complied in all material respects with all material laws, statutes, ordinances, regulations, rules, by-laws, judgments, decrees or orders applicable to the Business or the Purchased Assets. Schedule 2.1(g) sets out a complete and accurate list of all licenses, Permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise) (the Licenses ) held by or granted to the Vendor, and there are no other material licenses, Permits, approvals, consents, certificates, registrations or authorizations necessary to carry on the Business or to own or lease any of the Purchased Assets. Each License is valid, subsisting and in good standing and the Vendor is not in material default or material breach of any License and, to the knowledge of the Vendor, the Partners and the Partner Principals, no proceeding is pending or threatened to revoke or limit any License. The Vendor has provided a true and complete copy of each License and all amendments thereto to the Purchaser.

     Consents and Approval

     Except as may be required pursuant to any presently existing banking and loan arrangements with The Toronto-Dominion Bank, there is no requirement to make any filing with, give any notice to or to obtain any license, Permit, certificate, registration, authorization, consent or approval of any Governmental Authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for the filings, notifications, licenses, Permits, certificates, registrations, consents and approvals that relate solely to the identity or jurisdiction of the Purchaser or Value, the nature of any business carried on by the Purchaser or Value or to the issuance of Value Shares as part of the Purchase Price. Except as may be required pursuant to any presently existing banking and loan arrangements with The Toronto-Dominion Bank, there is no requirement under any Contract relating to the Business or the Purchased Assets to which the Vendor is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, any party to such Contract relating to the consummation of the transactions contemplated by this Agreement except for the notifications, consents and approvals described in Sections 4.7 and 4.10.

     Non-Arm s Length Transactions

     Other than the rights of the landlord under the Leases and those rights to be granted to the landlord under the New Leases, none of the Vendor Group, other than the Vendor:

     owns, directly or indirectly, in whole or in part, any property that the Vendor uses in the operation of the Business forming a part of the Purchased Assets, which is to be conveyed to the Purchaser pursuant to this Agreement; or

     has any cause of action or other claim whatsoever against, or owes any amount to, the Vendor in connection with the Business, except for any Liabilities disclosed and consented to by the Purchaser under the terms of this Agreement and claims in the ordinary and normal course of the Business, such as for accrued vacation pay and accrued benefits under the Employee Plans (as hereinafter defined).

     Environmental

     The Vendor and the Business, its facilities and properties are currently in material compliance with all Environmental Laws and Permits. Further, the Vendor has not received any notice of non-compliance which has not been fully complied with or satisfied.

     The Vendor has obtained all Permits required under Environmental Laws for the operation of the Business as it is presently being conducted. All such Permits are valid and in full force and effect.

     The Vendor has not used the Leased Premises or permitted them to be used, to generate, manufacture, refine, treat, transport, store, handle, Release, transfer, produce or process Contaminants except in compliance with all Environmental Laws and Permits relating thereto.

     The Vendor has not caused or permitted the Release of any Contaminants on the Leased Premises in violation of any Environmental Law or Permit which has not been remedied in accordance with applicable law.

     The Vendor has not received a notice that has not been fully resolved that the Vendor is a party potentially responsible to commence clean-up or remedial action or to prepare studies, action plans or clean-up strategies in respect of the environmental condition of its Business facilities or properties. The Vendor has not received any request for information in connection with any inquiry or investigation by any Governmental Authority concerning environmental matters that have not been fully resolved.

     The Vendor has not received any notice or other written communication that the Leased Premises are located within an environmentally sensitive area as determined and made public by any Governmental Authority.

     Employee Compensation

     Schedule 4.28 hereto contains a complete list and description of:

     all Contracts or arrangements for the employment of any officer, employee, agent or consultant of the Vendor;

     a complete list of all employees of the Vendor, their salaries and wage rates (including salary increases to take effect after the Closing Date), their positions and responsibilities, and their length of service and particulars of any Contracts, arrangements or understandings, written or oral, with them; and

     all bonus, deferred compensation, profit sharing, equity option, equity purchase, hospitalization insurance, vacation policy or other plans or arrangements providing employee benefits or incentives (other than mandatory government plans) ( Employee Plans ).

     All of the plans and arrangements referred to in this Section are in good standing and the Vendor has made all payments required to be made by it in connection therewith. The total cost to the Vendor for the 1998 calendar year of the medical and group health plan maintained by it for its employees is set out in Schedule
4.28. The Vendor has no severance plans or other plans providing pension or other benefits for retired employees. A copy of all employment information provided to the Vendor s employees is attached as part of Schedule 4.28. No salary increases have been committed to by the Vendor except as disclosed in Schedule 4.28. All of the plans and arrangements listed and described in Schedule
4.28 have been operated by the Vendor in material compliance with all applicable laws and regulations. There are no vacation pay accruals except in respect of the period subsequent to December 31, 1998.

     The Vendor has deducted and paid to the appropriate
Governmental Authority all payroll source deductions as required, including, without limitation, workers compensation, employment insurance, Canada Pension Plan and income tax.

     Except as described in Schedule 4.28:

          all contributions to, and payments from, each Employee Plan that may have been required to be made in accordance with the terms of any such Employee Plan and, where applicable, the laws of the jurisdictions that govern such Employee Plan, have been made in a timely manner;

          all material reports, returns and similar documents (including applications for approval of contributions) with respect to any Employee Plan required to be filed with any government agency or distributed to any Employee Plan participant have been duly filed in a timely manner or distributed;

          there are no pending investigations by any Governmental Authority involving or relating to any Employee Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation of the Employee Plans), suits or proceedings against any Employee Plan or asserting any rights or claims to benefits under any Employee Plan that could give rise to a liability nor, to the knowledge of the Vendor, the Partners and the Partner Principals, are there any facts that could give rise to any liability in the event of such investigation, claim, suit or proceeding;

          no notice has been received by the Vendor of any complaints or other proceedings of any kind involving the Vendor or, to the knowledge of the Vendor, the Partners and the Partner Principals, any employees of the Vendor before any pension board or committee relating to any Employee Plan or to the Business or the Purchased Assets; and

          the assets of each Employee Plan are at least equal to the Liabilities of such Employee Plan based on the actuarial assumptions used in the most recent valuation performed by the actuary for such Employee Plan, and the Purchaser will not incur any liability with respect to any Employee Plan as a result of the transactions contemplated by this Agreement for any period prior to the Effective Time.

     Collective Agreements

     The Vendor has not made any agreements with any labor union or employee association with respect to any future agreements, nor, to the best of the knowledge of the Vendor, the Partners and the Partner Principals, are there any current attempts to organize or establish any labor union or employee association relating to the Business.

     There is neither pending against the Vendor, nor to the best of the knowledge of the Vendor, the Partners and the Partner Principals, threatened, any labor dispute, strike or work stoppage which affects or which may affect the Business. To the best of their knowledge, neither the Vendor nor any of its employees or agents has, within the 24 month period prior to the date hereof, committed any material breach of any applicable labor or employment laws, and there is not now pending, or to the best of the knowledge of the Vendor, the Partners and the Partner Principals, threatened, any charge or complaint against any of them by any labor board or body, or any representative thereof. There are no negotiations, demands or proposals pending, or to the best of the knowledge of the Vendor, the Partners and the Partner Principals, threatened, which concern matters covered by the agreements referred to in this
Section 4.29, or which might otherwise be covered by a collective bargaining agreement or union contract with respect to the Business.

     No Other Arrangements With Employees

     No member of the Vendor Group has entered into any association or made any arrangements with the employees of the Vendor which would have the effect of depriving the Purchaser of the continued services of any such employees following the Closing Date.
     Employees

     The Vendor, in the conduct of its affairs, has complied, in all material respects, with all applicable laws and regulations relating to the employment of labor, including, without limitation, those related to payments, hours, collective bargaining, discrimination, employment, pay equity, pension and welfare benefit plans, withholding taxes, and pension plan contributions, and is not in arrears in making any payments or liable for any penalties for failure to comply with any of the foregoing. Without limitation, (i) no notice has been received by the Vendor of any complaint filed by any of its employees claiming that the Vendor has violated any such legislation, (ii) there are no outstanding orders or charges against the Vendor under any applicable health and safety legislation in the Province of Ontario and (iii) all levies, assessments and penalties made against the Vendor pursuant to any workers compensation legislation have been paid by the Vendor and the Vendor is not being reassessed under any such legislation.

     Solvency

     None of the Vendor Group is insolvent, nor have any of them committed any act of bankruptcy, proposed a compromise or arrangement to any of their respective creditors generally, had any petition for a receiving order in bankruptcy filed against it, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound-up, taken any proceeding to have a receiver appointed of any part of its assets, had any encumbrances take possession of any of its property, or had any execution or distress become enforceable or become levied upon any of its property.

     Tax Matters

     For purposes of this Agreement, the term Governmental Charges means and includes all taxes, customs duties, rates, levies, assessments, reassessments and other charges, together with all penalties, interest and fines with respect thereto, payable to any Governmental Authority.

     The Vendor has paid all Governmental Charges which are due and payable by it on or before the date hereof. There are no actions, suits, proceedings, investigations, enquiries or claims now pending or made or, to the best of the knowledge of the Vendor, the Partners and the Partner Principals, threatened against the Vendor in respect of Governmental Charges. The Vendor has withheld from each amount paid or credited to any person the amount of Governmental Charges required to be withheld therefrom and has remitted such Governmental Charges to the proper tax or other receiving authorities within the time required under applicable legislation.

     Liabilities
     Except as disclosed in Schedule 4.34 hereto or in the Unaudited Financial Statements, the Vendor has not been and is not now subject to any material Liabilities or obligations, direct, indirect or contingent, other than those disclosed in this Agreement and those arising in the ordinary course of business (none of which are materially adverse) since December 31, 1998. Without limiting the generality of any representation or warranty contained in this Agreement, to the best of the knowledge of the Vendor, the Partners and the Partner Principals, there are no facts or circumstances which might reasonably serve as the basis for, or give rise to, any material Liabilities or obligations on the part of the Vendor which are not disclosed in this Agreement, other than those arising in the ordinary course of business (none of which are materially adverse).

     No Broker

     None of the Vendor Group has retained any broker, finder or other person who has or would have any valid claim against the Purchaser or Value for a commission, finder s fee or brokerage fee in connection with this Agreement or the consummation of the transactions contemplated hereby.

     Customer and Supplier Relations

     There has not been any material adverse change in relations with clients or suppliers of the Business since December 31, 1998 or as a result of the transactions contemplated by this Agreement and, to the knowledge of the Vendor, the Partners and the Partner Principals, no such change is anticipated. Schedule 4.36 sets forth a complete list of all customers of the Business as at the date hereof and contains an accurate list of the addresses and telephone numbers of such customers. Unless therein otherwise noted and subject to the allowance for doubtful Accounts Receivable referred to in Section 4.37, each of such customers pays its account in a timely fashion and has been active in terms of revenue generation during the immediately preceding 12 months. Schedule 4.36 also sets forth a complete list of all suppliers of the Business as at the date hereof and contains an accurate list of the addresses and telephone numbers of such suppliers. None of the Vendor, the Partners nor the Partner Principals has any knowledge of any facts which could be reasonably be expected to result in the loss of any customers, sources of revenue or significant suppliers of the Business which would be material to the Condition of the Business.

     Accounts Receivable

     All Accounts Receivable have been bona fide created in the ordinary course of business and the provision for doubtful accounts established in connection therewith is reasonable and, subject to such allowance, the Accounts Receivable are collectible in full. The Accounts Receivable are free of Encumbrances and rights of set off whatsoever other than as set out in Schedule 4.42 other than for Encumbrances held by The Toronto-Dominion Bank under presently existing banking and loan arrangements.

     Inventories

     Other than clerical, office or other non-material Inventories used directly in the operation of the Business, the Inventories of the Business are usable and saleable in the ordinary course and are in a quantity consistent with the past practices of the Business.

     Computer Systems

     The Vendor s computer systems, including but not limited to, mainframes, mini-computers, personal computers and special purpose systems are fully operational and have adequate documentation describing, among other things, the operation of the hardware, required maintenance, daily/weekly/monthly/quarterly/annual run books or other operational procedures, all operating systems, applications and utilities. The documentation matches the implementation of the hardware and software in use as of the date thereof. The Vendor is in material compliance with all legal obligations with respect to all software used by it and has license to use all software currently used by it which it does not own.
The Vendor does not have any custom or other software not generally available to the public.

     All hardware and software constituting part of the Purchased Assets shall be able to accurately receive, provide and process date/time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, and leap year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of such date/time data, to the extent that other hardware and software, used in combination with the hardware and software constituting part of the Purchased Assets, properly exchanges date/time data with it.

Residency

     Neither the Vendor nor any of the Partners is a non-resident of Canada within the meaning of the Tax Act.

     Promotions

     None of the product promotions which the Vendor has planned but has not yet implemented will be terminable by any party thereto other than the Vendor as a result of the completion of the transaction of purchase and sale contemplated herein.

     Rebates and Allowances

     All allowances and rebates due to the Vendor are set out in
Schedule 4.42, will not be revoked or otherwise affected as a result of the closing of the transaction of purchase and sale contemplated hereby, have been bona fide created in the ordinary course of business, and are collectible in full. Such allowances and rebates are free of any rights of set off whatsoever.

     Adequate reserves have been established by the Vendor for volume rebates and above and beyond obligations payable by the Vendor.

     Equipment

     Schedule 2.1(a) contains a materially complete and materially accurate list as at the date hereof of all machinery, equipment, tools, furniture, furnishings (whether or not fixtures), and accessories of all kinds used in connection with the Business.

     Schedule 2.1(a) contains a materially complete and materially accurate list as at the date hereof of all motor vehicles, including trucks and trailers, owned by the Vendor or used in the Business setting out the year of make, vehicle description and the employee for whom the vehicle is provided.


     ARTICLE
     REPRESENTATIONS AND WARRANTIES
     OF VALUE AND THE PURCHASER

     Each of the Purchaser and Value, jointly and severally, represents and warrants to the Vendor, the Partners and the Partner Principals as follows and acknowledges that the Vendor, the Partners and the Partner Principals are relying upon such representations and warranties in connection with the sale by the Vendor to the Purchaser of the Purchased Assets.

     Incorporation

     Each of Value and the Purchaser is a corporation incorporated and subsisting under the laws of its respective jurisdiction of incorporation and has all requisite power and authority to own and lease its property, to carry on its business as now being conducted by it, to enter into this Agreement and to perform its obligations hereunder. Each of Value and the Purchaser is duly qualified to do business in each jurisdiction in which the nature of the respective business carried on by it or the property and assets owned and leased by it makes such qualification necessary and is in good standing in every such jurisdiction.

Authorization

     The execution and delivery of this Agreement and all of the transactions and actions (required of Value and the Purchaser) contemplated hereby have been duly authorized by all necessary corporate action by Value and the Purchaser, and constitute a legal, valid and binding obligation of Value and the Purchaser enforceable against each of them by the Vendor in accordance with its terms. This Agreement has been duly executed and delivered by each of Value and the Purchaser.




     No Violation

     None of the execution and delivery of this Agreement by each of Value and the Purchaser nor the observance and performance of the terms and provisions of this Agreement on the part of each of them to be observed and performed, constitutes a violation of applicable law or a violation or breach of their respective constating documents or any provision of any Contracts or other instrument to which either Value or the Purchaser is a party or by which either of them is bound, or of any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to either Value or the Purchaser, or constitutes a default (or would with the passage of time or the giving of notice, or both, constitute a default) under any Contract or other instrument to which either Value or the Purchaser is a party or by which either of them is bound.

     Solvency

     Neither Value nor the Purchaser is insolvent, nor has either of them committed any act of bankruptcy, proposed a compromise or arrangement to any of their respective creditors generally, had any petition for a receiving order in bankruptcy filed against it, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound up, taken any proceeding to have a receiver appointed of any part of its assets, had any encumbrances take possession of any of its property, or had any execution or distress become enforceable or become levied upon any of its property.

     Securities Legislation Compliance

     Value is not in default of any requirement of the securities legislation (including, without limitation, any act, regulation, policy, or rule) applicable to it in any jurisdiction respecting its securities or its filing or disclosure obligation in respect thereof. No material change, as such term is defined under applicable securities legislation, relating to Value has occurred with respect to which the requisite material change report has not been filed.

     No Broker

     Neither Value nor the Purchaser has retained any broker, finder or other person who has or would have any valid claim against any of the Vendor Group for a commission, finder s fee or brokerage fee in connection with this Agreement or the consummation of the transactions contemplated hereby.

     Value Shares

     As at the Closing Time, the Value Shares to be issued to or to the order of the Vendor as part of the Purchase Price pursuant to
Article 3, will be validly issued as fully paid and non-assessable shares in the capital of Value under a validly issued certificate or certificates complying with corporate and securities legislation and regulatory authority applicable to Value, and the issuance of such shares shall be effected in compliance with all securities legislation and other regulatory authority applicable to Value. Pursuant to such securities legislation, such shares will be subject to certain resale restrictions under such securities legislation for a period of one year from the date of issuance.

     No Litigation

     There are no actions, suits or proceedings pending or threatened against or affecting either Value or the Purchaser at law or in equity before any Governmental Authority.

     No Adverse Changes

     Since their respective dates of incorporation, there have been no material adverse changes in the respective affairs, businesses, prospects, liabilities, assets, operations or condition, financial or otherwise (including without limitation, as a result of any legislative or regulatory change, any revocation, renunciation or repudiation of all or any part of any Contract, license or right to do business, fire, explosion, accident, casualty, labor trouble or act of God) of Value and the Purchaser.

     Business Carried on in the Ordinary Course

     Since their respective dates of incorporation, Value and the Purchaser have carried on their respective businesses and operations in the ordinary course and have not done any act or suffered anything to be done which would in any way materially diminish their respective affairs, businesses, prospects, liabilities, assets, operations or condition, financial or otherwise.

     Compliance with Laws; Government Authorization

     Since their respective dates of incorporation, Value and the Purchaser have complied in all material respects with all material laws, statutes, ordinances, regulations, by-laws, judgments, decrees or orders applicable to them, respectively. Each of Value and the Purchaser holds all licenses, Permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise) necessary for the conduct of its business and operations and each of such licenses, Permits, approvals, consents, certificates, registrations and authorizations is valid, subsisting and in good standing and neither of Value or the Purchaser is in material default or material breach thereof and, to the knowledge of Value and the Purchaser, no proceeding is pending or threatened to revoke or limit any of such licenses, permits, approvals, consents, certificates, registrations and authorizations.


     ARTICLE
     SURVIVAL AND LIMITATIONS OF
     REPRESENTATIONS AND WARRANTIES

     Survival of Warranties of the Vendor, the Partners and the Partner Principals

     The representations and warranties made by the Vendor, the Partners and the Partner Principals and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the closing of the purchase of the Purchased Assets provided for herein, and notwithstanding such closing or any investigation made by or on behalf of the Purchaser or Value or any other person or any knowledge of the Purchaser or Value or any other person, shall continue in full force and effect for the benefit of the Purchaser and Value, subject to the following provisions of this section:

except as provided in subparagraphs (b) and (c) of this section, no Warranty Claim may be made or brought by the Purchaser or Value after the date which is the second anniversary of the Closing Date;

any Warranty Claim which is based upon or relates to the Tax liability of the Vendor for a particular taxation period may be made or brought by the Purchaser or Value at any time prior to the expiration of the period (if any) during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties in respect of such taxation period under applicable tax legislation could be issued, assuming that the Vendor does not file any waiver or similar document extending such period as otherwise determined; and

any Warranty Claim which is based upon or relates to the title to any of the Purchased Assets or which is based upon intentional misrepresentation or fraud by the Vendor, the Partners or the Partner Principals may be made or brought by the Purchaser or Value at any time.

     Survival of Warranties of Value and the Purchaser

     The representations and warranties made by Value and the Purchaser and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the completion of the purchase and sale of the Purchased Assets provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Vendor, the Partners, the Partner Principals or any other person or any knowledge of the Vendor, the Partners, the Partner Principals or any other person, shall continue in full force and effect for the benefit of the Vendor, the Partners and the Partner Principals, subject to the following provisions of this section:

     except as provided in subparagraph (b) of this section, no Warranty Claim may be made or brought by the Vendor, the Partners and the Partner Principals after the date which is the second anniversary of the Closing Date; and

     any Warranty Claim which is based upon intentional misrepresentation or fraud by Value or the Purchaser may be made or brought by the Vendor, the Partners and the Partner Principals at any time.


     ARTICLE
     COVENANTS OF THE VENDOR, THE PARTNERS
     AND THE PARTNER PRINCIPALS

     Interim Period

     The Vendor hereby agrees that during the Interim Period the Vendor will, and the Partners and the Partner Principals hereby jointly and severally agree that during the Interim Period they will cause the Vendor to:

     carry on the Business in the ordinary course and use its best efforts to preserve the Purchased Assets, the Business and the clients, customers and suppliers connected therewith;

give to the Purchaser and Value, the Purchaser s Solicitors and other representatives of the Purchaser full access during normal business hours to all locations where the Business is carried on or where the Purchased Assets are located (including, without limitation, permitting representatives of the Purchaser and Value to physically inspect the building located on the Leased Premises) and to the properties, books, Contracts, commitments and records of the Vendor pertaining to the Business and reasonable access to the Vendor s employees and instruct and authorize the Vendor s Solicitors and the accountants of the Vendor to cooperate fully with the Purchaser, Value and their representatives in this regard;

keep in full force and effect the insurance policies described in
Schedule 4.18;

furnish the Purchaser and Value with all information concerning the affairs of the Business as the Purchaser and Value may reasonably request, including prompt notification of any material event occurring with respect to the Business, and permit the Purchaser and Value to observe all operations of the Business;

     provide the Purchaser and Value, by no later than the 20th day following each month-end during the Interim Period, with a management-generated financial statement (unaudited) consisting of a balance sheet, an income and expense statement, as well as inventory, accounts receivable, payables and work in progress reports, relating to the Business for each calendar month ending during the Interim Period;

     continue to direct and assist the auditors retained by the Vendor and Seabright (subject to Section 15.5) to prepare the Audited Financial Statements;

do all things and cause all things to be done to ensure that all of the representations and warranties of the Vendor, the Partners and the Partner Principals contained in this Agreement remain true and correct throughout the Interim Period as if such representations and warranties were continuously made throughout such period, and promptly advise Value of any facts that come to the attention of any of them which would cause any of their representations and warranties set out herein to be untrue in any respect;

not (i) enter into or modify any Contracts, commitments or transactions pertaining to the Business, nor (ii) incur any indebtedness, obligations or liability or make any payment in respect thereof except, in each case, unless otherwise herein provided, in the ordinary course of the Business;

maintain the books and records of the Business and the Purchased
Assets, and in particular the amount of inventories held in stock, in accordance with past business practices;

not acquire or agree to acquire additional Purchased Assets (except inventories and supplies purchased in the ordinary course of Business and on normal industry terms) and except as herein otherwise provided, not sell, agree to sell or otherwise dispose of any of the Purchased Assets (other than items of inventories sold in the ordinary course of the Business);

not increase the wages or salaries or any other form of remuneration, direct or indirect, of any of the employees of the Business, except for increases made pursuant to the normal salary and wage practices of the Vendor (which practices are not written or governed by any formal policies) and such increases which are approved by Value;

not create or assume any Encumbrance with respect to any of the Purchased Assets, whether now owned or hereafter acquired, and pay, satisfy and discharge its obligations and liabilities in the ordinary course of the Business;

to the extent required under the respective terms thereof, obtain all necessary consents and approvals pursuant to the terms of any leases, Contracts, product warranties or rights which form a material part of the Purchased Assets so as to obtain for the Purchaser the full benefit thereof and cause all conditions in this Agreement over which it has control to be satisfied;

prepare and deliver to Value the Closing Statement prior to the Closing Date;

assist the Purchaser in retaining the services of the employees of the Business to whom the Purchaser will offer employment pursuant to Section 9.1; and

promptly advise the Purchaser in writing of any adverse change in the Condition, financial or otherwise, of the Business and/or the Purchased Assets which may come to the knowledge of the Vendor, the Partners or the Partner Principals.

     Closing Time

     The Vendor, the Partners and the Partner Principals, jointly and severally, agree that, at the Closing Time, the Vendor will:

deliver to the Purchaser evidence satisfactory to the Purchaser s
Solicitors that all necessary partnership, corporate and other authorizations authorizing and approving the Agreement and the transactions contemplated hereby have been obtained;

deliver to the Purchaser in registrable form (as applicable), satisfactory to the Purchaser s Solicitors, acting reasonably, all necessary, conveyances, assurances, transfers, assignments and consents and any other documents, necessary or reasonably required in the reasonable opinion of the Purchaser s Solicitors, to transfer effectively to the Purchaser good and marketable title to the Purchased Assets free and clear of all Encumbrances of any nature or kind whatsoever (except those in respect of the Assumed Liabilities), including, without limiting the generality of the foregoing, with respect to any Contracts, leases (other than the Leases) or rights affecting the Purchased Assets to which the Vendor is a party at the Effective Time and which the Purchaser is required to assume in accordance with this Agreement, such unconditional written consents to the assignment thereof as are necessary in the reasonable opinion of the Purchaser s Solicitors to assign such Contracts, leases (other than the Leases) or rights together with written acknowledgements from the other party to such Contracts, leases (other than the Leases) or rights in a form satisfactory to the Purchaser s Solicitors acknowledging that such Contracts, leases (other than the Leases) or rights are in good standing and that all amounts due and payable by the Vendor thereunder have been paid in full to the Effective Date;

deliver possession of the Purchased Assets to the Purchaser;

deliver or cause to be delivered the Employment Contracts, duly executed by the respective Partner Principals thereunder;

deliver to the Purchaser all books, records, documents, files and other data relating to the Business (other than the personal records of the Partners and the Partner Principals);

     deliver to the Purchaser and Value the Closing Statement;

     deliver a copy of the New Leases contemplated by subsection
11.1(k) executed by the landlord thereunder; and

provide the Purchaser and Value with the opinion of the Vendor s
Solicitors as to such matters as the Purchaser s Solicitors may reasonably request.

     Post-Closing

     The Vendor, the Partners and the Partner Principals, jointly and severally, agree that, subsequent to the Closing Date, the Vendor will:

take all steps reasonably required by the Purchaser to assist the Purchaser in retaining the goodwill of the Business, including, if requested by the Purchaser, introducing the Purchaser to the customers and suppliers of the Business and writing letters to such customers and suppliers and not otherwise doing any act or thing which will have the effect of diminishing such goodwill; and

at the request of the Purchaser, cooperate with the Purchaser to assist it in collecting all Accounts Receivable relating to the period following the Effective Time and to hold any payments received by it in respect of such Accounts Receivable in trust for the benefit of the Purchaser and to forthwith remit any such payments to the Purchaser.


     ARTICLE
     COVENANTS OF THE PURCHASER AND VALUE

     Interim Period

     During the Interim Period Value and the Purchaser, jointly and severally, will:

     do all things and cause all things to be done to ensure that all of the representations and warranties of Value and the Purchaser contained in this Agreement remain true and correct throughout the Interim Period as if such representations and warranties were continuously made throughout such period, and promptly advise the Vendor of any facts that come to the attention of Value or the Purchaser which would cause any of their representations and warranties as set out herein to be untrue in any respect;

     take such steps as may be required to amend the employee stock option and share incentive plan of Value in order to accommodate the issuances of bonus Value Shares contemplated under the Employment Contracts;
     provide any review or other input in connection with the preparation by the Vendor of the Closing Statement and, by the auditors retained for such purpose, of the Audited Financial Statements; and

     promptly give and not unreasonably withhold the consent of the Purchaser where required under the terms of this Agreement in connection with the conduct of the Business during the Interim
Period.

     Confidentiality

     Value and the Purchaser agree that in the event that the transactions contemplated hereby are not completed, the Purchaser and Value will keep confidential all information obtained by them and their representatives, respectively, relating to the Business, except such information which is generally available to the public other than as a result of disclosure by the Purchaser or Value, or is made available to the Purchaser or Value on a non-confidential basis from a source other than the Vendor, V. Drevnig or their representatives. Value and the Purchaser further agree that such information may only be disclosed to those directors, officers and employees of Value and the Purchaser, and to only those of their advisors, representatives and financial institutions (and their representatives) who need such information for the purposes of evaluating the transactions contemplated hereby, and that they will advise each person to whom such disclosure is made of the confidential nature of such information and shall accordingly direct each such person to treat confidentially such information so disclosed.

     Closing Time

     At the Closing Time Value and the Purchaser will:

deliver to the Vendor evidence satisfactory to the Vendor s
Solicitors that all necessary corporate authorizations authorizing and approving the transactions contemplated hereby have been obtained;

     deliver the Employment Contracts duly executed by the Purchaser;

     deliver the payment and Value Shares comprising the Purchase
Price to or to the order of the Vendor;

     repay in full both the CFP Loan and the Deemed Loans (if any);

     deliver a copy of the New Leases executed by the Purchaser and entered into under subsection 11.1(k);

provide the Vendor with the opinion of the Purchaser s Solicitors as to such matters as the Vendor s Solicitors may reasonably request; and execute or cause to be executed all assignments and documents delivered pursuant to this Agreement at the Closing Time which require execution by the Purchaser or Value.

     Post-Closing

     The Purchaser agrees that, subsequent to the Closing Date, the Purchaser shall preserve the books, documents, records, files and other data relating to the Business which were delivered by the Vendor to the Purchaser at the Closing Time for a period of at least seven years from the Closing Date and will allow the Vendor, the Partners and the Partner Principals and their respective authorized representatives to have access thereto at all reasonable times in connection with the affairs of the Vendor relating to its tax matters and to make copies thereof and extracts therefrom. The Purchaser shall use its reasonable best efforts to maintain and preserve such books, documents, records, files and other data, and shall at least exercise the same degree of care with respect thereto as it does in connection with its other business records; provided that the Purchaser shall not be responsible or liable to the Vendor for or as a result of any loss or destruction of or damage to such books, documents, records, files and other data so long as the Purchaser exercises its best efforts as aforesaid.


     ARTICLE
     ADDITIONAL COVENANTS OF THE PARTIES

     Employees

     Offer of Employment. The Vendor shall terminate the employment of all of its employees at or before the Closing Time, such termination to be effective as at the Effective Time. The Purchaser agrees to make an offer of employment in writing, as at the Closing Time with effect as at and from the Effective Time to each of the employees of the Vendor upon substantially the same terms and conditions as to benefits and remuneration as are presently provided to them by the Vendor. The Purchaser s obligations in this connection are solely to make an offer of employment as of such time to each and every such employee. The Purchaser is not obligated to any employee who refuses the offer so made. The Vendor shall render all reasonable assistance to encourage employees to accept the Purchaser s offers of employment in accordance with their terms.

Settlement of Vendor. On or before the Closing Date, the Vendor shall:

          pay to each of those employees who shall have accepted an offer of employment from the Purchaser (the Transferred
Employees) all salaries, commissions, bonuses, and other amounts that may become payable to or receivable by such Transferred Employees for all periods prior to the Effective Time, including accumulated vacation pay credits in respect of their employment in connection with the Business or any predecessor of the Business, but only to the extent that any of the foregoing are not included in the Assumed Liabilities;

     pay to each of the employees who do not accept the Purchaser s offer of employment, all salaries, commissions, bonuses and other amounts that may become payable to or in respect of or receivable by such employees for all periods prior to the Effective Time, including termination allowances and accumulated vacation pay credits in respect of their employment in connection with the Business or any predecessor of the Business; and

          settle or otherwise satisfy all obligations with respect to worker s compensation and health and safety assessments with respect to the employees of the Business which are outstanding as at the Effective Time.

Benefit Plans. The Vendor shall retain responsibility for and satisfy its outstanding obligations as at the Effective Time with respect to all benefits, including, without limitation, any profit sharing, deferred compensation, stock compensation, stock purchase, hospitalization insurance, medical, dental, legal, disability and similar benefits provided by it (collectively, Benefits ) in respect of its employees in accordance with the terms of such Benefits and all applicable federal, provincial or local law existing and in effect on the Effective Date having jurisdiction over such Benefits, but only to the extent that any of the foregoing are not included in the Assumed Liabilities.

     Transfer and Assignment of Assets

     Non-Transferable and Non-Assignable Assets. To the extent that any of the Purchased Assets to be sold, assigned, transferred, delivered or conveyed to the Purchaser hereunder, or any claim, right or benefit arising thereunder or resulting therefrom (such Purchased Assets, claims, rights and benefits being, collectively, the Rights ) is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of any third person (including any Governmental Authority), or if such sale, assignment, transfer, delivery or conveyance or attempted assignment, transfer, delivery or conveyance would constitute a breach of any obligation or a violation of any law, decree, order, regulation or other governmental edict, except as expressly otherwise provided herein, this Agreement shall not constitute a sale, assignment, transfer, delivery or conveyance thereof, or an attempted assignment, transfer, delivery or conveyance thereof. Until all such Purchased Assets are properly and fully transferred or assigned to the Purchaser, the Vendor shall maintain its existence and hold the Rights in trust for the Purchaser. In order that the full value of the Rights may be realized for the benefit of the Purchaser, the Vendor shall, at the request and under the direction of the Purchaser, in the name of the Vendor or otherwise as the Purchaser may specify, take all such action and do or cause to be done all such things as are, in the reasonable opinion of the Purchaser, necessary or proper in order that the obligations of the Vendor thereunder may be performed in such manner that the value of such Rights is preserved and enures to the benefit of the Purchaser, and that the collection of any monies due and payable and to become due and payable to the Purchaser in and under the Rights are received by the Purchaser; and the Vendor shall promptly pay over to the Purchaser all monies collected by or paid to the Vendor in respect of every such Right.

Consents. The Vendor shall use its reasonable best efforts to obtain, where required, consents of all requisite parties to the transfer and assignment by the Vendor to the Purchaser of the Rights, including, without limitation, all consents and approvals. The Vendor shall pay the cost of obtaining such consents. In the event any party will not so consent to such transfer and assignment of a Right or change of control, the Vendor shall: (i) maintain its existence and hold the Rights in trust for the Purchaser; (ii) carry out and comply with the terms and provisions of the Rights as agent for the Purchaser for such Purchaser s benefit and cooperate with the Purchaser in any reasonable and lawful arrangements designed to provide the benefits of such Rights to the Purchaser; and (iii) enforce, at the request of the Purchaser, any rights of the Vendor arising from such Rights against any third person, including the right to elect to terminate any such Rights in accordance with the terms thereof upon the written direction of the Purchaser.

     Non-Solicitation

     None of the Vendor, the Partners, nor the Partner Principals shall, during the Interim Period, take any action, directly or indirectly, to solicit indications of interest or offers for the sale of the Business (by sale of interest, sale of assets, sale of shares, merger or otherwise), or any part thereof, to anyone other than the Purchaser, to furnish information to others in that connection, or otherwise enter into discussions with any person with respect thereto.

     Transactional Taxes

     The Purchaser shall be responsible for all sales, goods and services, use, transfer, conveyance, bulk transfer, excise, value added, stamp, documentary and other governmental Taxes, duties, charges, fees, imposts and assessments, and all interest and penalties thereon, imposed at any time by any taxing authority with respect to this Agreement, the transfer, assignment, conveyance or delivery of the Purchased Assets or the consummation of the transactions contemplated hereby.

     CFP Loan

     At the Closing Time the Purchaser will repay to Mr. Joseph Clement the amount owing to him under the CFP Loan, together with interest thereon at the rate per annum shown in Schedule 1.1(k) accruing from December 31, 1998 to the Closing Date; provided that, the aggregate amount of the CFP Loan together with interest thereon to be repaid by the Purchaser shall not exceed the amount thereof as at December 31, 1998 as set forth in the Unaudited Financial Statements plus the interest accrued thereon since December 31, 1998 at the rate which was in effect on December 31, 1998.

Earnings Draw Down

     Immediately prior to the Closing Date, the Vendor shall be entitled to draw down from the CFP Credit Line an amount equal to the Net Earnings Amount of the Business as set out in the Closing Statement for the purpose of distributing such amount to the Partners. In the event that there are insufficient funds available under the CFP Credit Line to provide payment in full of such Net Earnings Amount to the Vendor, the unpaid balance thereof shall be deemed to be, in the aggregate, loans made by each of the Partners to the Vendor, on a pro rata basis in accordance with their respective partnership interests (the Deemed Loans ). The Deemed Loans will be repaid (subject to Section 9.7) by the Purchaser at the Closing Time and, for the purposes of the payment thereof, such loans will be set out in reasonable detail on a loan schedule which will be in form acceptable to the Purchaser, acting reasonably.

Earnings Distribution Adjustment

     The Purchaser shall cause to be prepared and delivered to the Vendor by no later than the date which is 60 days following the Effective Date a statement (the Final Closing Statement ) setting forth in reasonable detail a summary calculation of the following:

          the net asset value of the Purchased Assets as at the Effective Time (i.e., the total asset value of the Purchased Assets minus the total amount of the Assumed Liabilities) determined in accordance with generally accepted accounting principles, consistently applied; and

          the net earnings of the Business for the period commencing January 1, 1999 and ending at the Effective Time, such net earnings to be determined for such period in accordance with generally accepted accounting principles, consistently applied, before deduction for all depreciation and amortization expenses.

The Final Closing Statement shall be accompanied by a certificate signed by a senior officer of the Purchaser confirming that, to the best of such person s knowledge, such Final Closing Statement has been accurately and properly prepared in the manner required by this Agreement.

     The Vendor shall have the period of 30 days (the Review Period ) following the date of its receipt of the Final Closing Statement in order to review such statement. If the Vendor shall have any objection to any part of the Final Closing Statement, the Vendor shall set out the substance of such objection in writing with reasonable particularity in a notice (the Objection Notice ) to be provided to the Purchaser on or prior to the expiration of the Review Period.

     If an Objection Notice shall have been delivered prior to the expiration of the Review Period then:

          if the Purchaser and the Vendor are, by mutual agreement, able to resolve the objections set forth therein within seven days following the receipt or deemed receipt by the Purchaser of the Objection Notice, the Purchaser and the Vendor shall be deemed to have agreed to the Final Closing Statement so delivered as modified to the extent necessary to give effect to such mutual agreement (clerical errors and omissions and fraud only excepted); or

          if the Purchaser and the Vendor are unable to mutually agree to the resolution of the objections set forth therein within seven days following the receipt or deemed receipt by the Purchaser of the Objection Notice, the Purchaser and the Vendor shall, by mutual agreement, promptly select a firm of independent chartered accountants to resolve such disagreement. If agreement cannot be reached as to such firm of accountants within 10 days following the date of delivery of the Objection Notice to the Purchaser, such firm shall be selected by lot drawn from amongst the names of three public accounting firms in Canada submitted by each of the Purchaser and the Vendor, each of which firms must be independent to all of the Parties. The firm of accountants so selected shall render a decision with respect to all matters in dispute as are particularized in the Objection Notice. The decision of such firm of accountants shall be given to the Purchaser and to the Vendor as soon as possible and shall be conclusive and binding upon all of the Parties, save and except for clerical errors and omissions and fraud. The Purchaser, on the one hand, and the Vendor, on the other hand, shall each be responsible and shall pay 50% of all fees and disbursements charged by such firm of accountants in connection with the settlement of all matters raised in the Objection Notice which has been given in accordance with the provisions of this
Section 9.7. Each of the Parties agrees to act reasonably in trying to resolve any disagreements which may arise in connection with the matters specified in this Section 9.7, all with a view to minimizing the costs which are to be incurred in order to resolve any such disagreements.

     Any part of the Final Closing Statement which is not objected to in the manner provided for in subsection 9.7(b) on or prior to the expiration of the Review Period shall be conclusive and binding upon the Parties, save and except for clerical errors and omissions and fraud.

     Within three days following the settlement of the Final Closing Statement as provided above, either the Purchaser or the Vendor, as the case may be, shall be entitled to deliver a written notice (the Adjustment Notice ) to the other of them in the event that it is determined that:
          the amount drawn down by the Vendor under Section 9.6 pursuant to the estimate of the Net Earnings Amount set out in the Closing Statement was understated, resulting in an adjustment amount being payable by the Purchaser to the Vendor;

          the amount drawn down by the Vendor under Section 9.6 pursuant to the estimate of the Net Earnings Amount set out in the Closing Statement was overstated, resulting in an adjustment amount being payable by the Vendor to the Purchaser;

          the amount reflected in the Closing Statement as the net asset value of the Purchased Assets as at the close of business on April 30, 2000 was overstated, the effect of which is that a downward adjustment is required to be made to the Purchase Price based on a re-calculation of the same in accordance with the formula set forth in subsection 3.1(a) resulting in an adjustment amount being payable by the Vendor to the Purchaser; or

          the amount reflected in the Closing Statement as the net asset value of the Purchased Assets as at the close of business on April 30, 2000 was understated, the effect of which is that an upward adjustment is required to be made to the Purchase Price based on a re-calculation of the same in accordance with the formula set forth in subsection 3.1(a) resulting in an adjustment amount being payable by the Purchaser to the Vendor;

then the Purchaser or the Vendor, as the case may be, who is required to make such payment as set out in the Adjustment
Statement shall make such payment, without interest, by way of certified cheque, bank draft or other form of immediately available funds to the other of them within three days after its receipt of the Adjustment Notice.


     ARTICLE
     RISK OF LOSS

     Vendor s Risk

     During the Interim Period, the Purchased Assets shall be held by the Vendor at the Vendor s risk. If at or prior to the Closing Time, all or any part of the Purchased Assets are destroyed or damaged by fire or any other casualty or are expropriated or otherwise seized by Governmental Authority or other lawful authority, the Vendor shall immediately advise the Purchaser and Value thereof in writing and the Purchaser shall have the option, exercisable by notice in writing:

     to complete the transactions contemplated hereby without reduction of the Purchase Price, in which event all proceeds of insurance or compensation for appropriation, expropriation or seizure shall be payable to the Purchaser and all right and claim of the Vendor to any such amounts not paid by the Closing Date shall be assigned to the Purchaser; or
     to refuse to complete the transactions contemplated hereby by notice to the Vendor or the Vendor s Solicitors, and in such event all Parties shall be released from all obligations hereunder.

     Extension

     If such destruction, damage, expropriation or other seizure occurs within 72 hours of the Closing Time, then the Closing Date and Closing Time shall be extended to coincide with the date and time 72 hours after the notice referred to in Section 10.1 has been given.


     ARTICLE
     CONDITIONS AT CLOSING

     Conditions of Closing in Favor of the Purchaser and Value

     The purchase and sale of the Purchased Assets contemplated hereby are subject to the following terms and conditions precedent, each of which is separate, which are for the exclusive benefit of the Purchaser and Value and are to be fulfilled or performed at or prior to the Closing Time:

     Representations and Warranties. The representations and warranties of the Vendor, the Partners and the Partner Principals contained in this Agreement shall be true and correct at the Closing Time, with the same force and effect as if such representations and warranties are made as of such time, and the Purchaser and Value shall have received a certificate from the Vendor, the Partners and the Partner Principals confirming the truth and correctness in all material respects of such representations and warranties;

     Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor at or before the Closing Time shall have been complied with or performed in all respects;

     Consents. The Vendor shall have been given or obtained the notices, consents and approvals required hereunder, in each case in form and substance satisfactory to the Purchaser, acting reasonably;

     Retail Sales Act. The Purchaser shall have received a certificate the date of the Closing Date issued by the Ministry of Revenue of Ontario under Section 4 of the Retail Sales Act (Ontario) stating that all provincial sales taxes collectible or payable by the Vendor have been paid or that the Vendor has entered into an arrangement satisfactory to such Minister for the payment of such taxes or for securing their payment;

     Clearance Certificate. The Purchaser shall have received a Clearance Certificate issued pursuant to the Workplace Safety
Insurance Act (Ontario) in connection with the Business;

No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Assets contemplated hereby, or which would otherwise have, or could potentially have, a material adverse effect on the Business or any of the Purchased Assets;

     No Material Adverse Change. No material adverse change in the condition, financial or otherwise, or prospects of the Business shall have occurred from the date hereof to the Closing Time;

     Legal Matters. All actions, proceedings, legal opinions, instruments, consents and documents required to implement this Agreement, or instrumental thereto, and all legal matters relating to the purchase of the Purchased Assets, including title of the Vendor to the Purchased Assets, shall have been approved as to form and legality by the Purchaser s Solicitors, acting reasonably, and shall have been delivered or taken, as the case may be;

Audited Financial Statements. The Audited Financial Statements shall have been issued and reported upon by the firm of auditors retained to prepare such statements, and such statements shall not have disclosed any adverse information not previously known or disclosed to Value or the Purchaser as a result of their due diligence inquiries which might be reasonably expected to diminish Value s or the Purchaser s appreciation of the worth or profitability of the Business and/or the Purchased Assets;

     Releases. Each of the Vendor and the Partners will execute and deliver on or before the Closing Time releases of all claims against the Business, in form reasonably satisfactory to the Purchaser, other than with respect to this Agreement or any continuing agreement executed and delivered under the terms of this Agreement;

     New Leases. The landlord thereunder shall have entered into the New Leases in respect of the Leased Premises containing those terms and conditions set out in Schedule 1.1(mm) and which will otherwise be in form reasonably satisfactory to the Purchaser and the landlord thereunder.

     Unsatisfied Conditions For the Benefit of the Purchaser and
Value

     In case of any of the foregoing conditions declared to be for the benefit of the Purchaser and Value shall not be satisfied at the Closing Time, the Purchaser and Value may:

     Ability to refuse to close. Refuse to complete the transactions contemplated hereby by delivering notice to the Vendor or the Vendor s Solicitors, and in such event Value and the Purchaser shall be released from all obligations hereunder other than those related to the Deposit under section 3.3 hereof, it being expressly understood and agreed that Value and the Purchaser may rely, notwithstanding such refusal, upon the warranties, representations, covenants and conditions contained in this Agreement; or

     Ability to close. Complete the transactions contemplated hereby, it being expressly understood and agreed that Value and the Purchaser may not rely, notwithstanding such completion, upon any warranties, representations, covenants and conditions contained in this Agreement relating specifically to such unfulfilled condition of which Value or the Purchaser was aware at the Closing Time.

     Provided that any of the foregoing conditions may be waived in whole or in part by the Purchaser and Value without prejudice to their rights of rescission in the event of the non-fulfillment, non-performance or breach of any other condition, representation or warranty, any such waiver prior to the Closing Time to be binding on Value and the Purchaser only if the same is in writing.

     Conditions of Closing in Favor of Vendor

     The purchase and sale of the Purchased Assets contemplated herein is subject to the following terms and conditions which are for the exclusive benefit of the Vendor and are to be fulfilled or performed at or prior to the Closing Time:

     Representations and Warranties. The representations and warranties of Value and the Purchaser contained in this Agreement shall be true and correct in all material respects at the Closing Time, with the same force and effect as if such representations and warranties are made at and as of such time, and the Vendor shall have received a certificate of Value and the Purchaser as to the truth and correctness in all material respects of such representations and warranties;

     Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by Value and the Purchaser at or before the Closing Time shall have been complied with or performed;

     No Action or Proceeding. No legal or regulatory action or proceedings shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase of the Purchased Assets by the Purchaser and Value contemplated hereby, or which would otherwise have, or could potentially have, a material adverse effect on the business of Value;

     New Leases.  The Purchaser shall have entered into the New
Leases in respect of the Leased Premises containing those terms and conditions provided for in Schedule 1.1(mm) and which will otherwise be in form reasonably satisfactory to the Purchaser and the landlord thereunder;

No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Assets contemplated hereby, or which would otherwise have, or could potentially have, a material adverse effect on the Business or any of the Purchased Assets;

     No Material Adverse Change. No material adverse change in the condition, financial or otherwise, or prospects of the business of Value or the Purchaser shall have occurred from the date hereof to the Closing Time; and

     Legal Matters. All actions, proceedings, legal opinions, instruments, consents and documents required to implement this Agreement, or instrumental thereto, and all legal matters relating to the purchase of the Purchased Assets shall have been approved as to form and legality by the Vendor s Solicitors, acting reasonably, and shall have been delivered or taken, as the case may be.

     Unsatisfied Conditions for the Benefit of the Vendor

     In case any of the foregoing conditions declared to be for the benefit of the Vendor shall not be satisfied at the Closing Time, the Vendor may:

     Ability to refuse to close. Refuse to complete the transactions contemplated herein by delivering notice to the Purchaser or the Purchaser s Solicitors, and in such event the Vendor, the Partners and the Partner Principals shall be released from all obligations hereunder other than those relating to the Deposit under section 3.3 hereof, it being expressly understood and agreed that they may rely, notwithstanding such refusal, upon the warranties, representations, covenants and conditions contained in this Agreement; or

     Ability to close. Complete the transactions contemplated hereby, it being expressly understood and agreed that following such completion, the Vendor may not rely, notwithstanding such completion, upon any warranties, representations, covenants and conditions contained in this Agreement relating specifically to such unfulfilled condition of which the Vendor was aware at the Closing Time;

provided that any of the said conditions may be waived in whole or in part by the Vendor without prejudice to its rights of rescission in the event of the non-fulfillment and/or non-performance of any other condition or conditions, any such waiver prior to the Closing Time to be binding on the Vendor only if the same is in writing.

Conditions of Closing in favor of all Parties

     The obligations of all Parties to complete the transactions contemplated hereby shall be subject to the satisfaction of, or compliance with, at or prior to the Closing Time of each of the following, each of which is a true condition precedent and may not be waived:

Share Purchase Agreement. Contemporaneously with the completion of the transactions contemplated by this Agreement, at the Closing
Time the transactions contemplated by the Share Purchase Agreement shall be completed in accordance with the terms thereof; and

Regulatory approval. No stock exchange, securities administrator or other regulatory authority having jurisdiction over Value shall have objected to any of the transactions contemplated hereby.


     ARTICLE
     INDEMNITY

     Indemnification by the Vendor, the Partners and the Partner
Principals

     The Vendor, the Partners and the Partner Principals, jointly and severally, agree to indemnify and save harmless Value and the Purchaser, as their interests may appear, from and against any and all costs, expenses, losses, damages or liabilities (including, without limitation, reasonable solicitors fees, interest and penalties) incurred by them with respect to or in connection with:

     any loss or damage suffered by Value or the Purchaser as a result of any breach of, non-compliance with, or untruth of any of the warranties, representations or covenants of the other Parties contained in this Agreement, in any Schedule hereto, in any documents to be executed and delivered pursuant to this Agreement or in any documents executed and delivered in connection with the completion of the transactions contemplated hereby, including, without limiting the generality of the foregoing, all costs and expenses (including legal fees incurred in connection with any such loss or damage and in connection with any claim under this Article); and

     any of the Excluded Liabilities.

     Indemnification By Value and the Purchaser

     Value and the Purchaser, jointly and severally, covenant and agree to indemnify and save harmless the Vendor, the Partners and the Partner Principals from and against:

     any loss or damage suffered by the Vendor, the Partners and the Partner Principals, respectively, as a result of any breach of, non-compliance with, or untruth of any of the warranties, representations or covenants of Value or the Purchaser contained in this Agreement, in any Schedule hereto, in any documents to be executed and delivered pursuant to this Agreement or in any documents executed and delivered in connection with the completion of the transactions contemplated hereby, including, without limiting the generality of the foregoing, all costs and expenses (including legal fees incurred in connection with any such loss or damage and in connection with any claim under this Article); and

     any of the Assumed Liabilities.

Bulk Sales Indemnity

     The Vendor, the Partners and the Partner Principals, jointly and severally, agree to indemnify and save harmless Value and the Purchaser, as their interests may appear, from and against any costs, expenses, losses, damages or liabilities incurred by either of them which may arise under or in connection with the Bulk Sales Act (Ontario) as a result of the non-payment by the Vendor of any Liability of the Vendor required to be paid by it as provided for in this Agreement or for which the Vendor shall continue to be liable under the terms of this Agreement.

     Value and the Purchaser, jointly and severally, agree to indemnify and save harmless the Vendor, the Partners and the Partner Principals, as their interests may appear, from and against any and costs, expenses, losses, damages or liabilities incurred by any of them which may arise under or in connection with the Bulk Sales Act (Ontario) as a result of the non-payment by the Purchaser of any of the Assumed Liabilities and any other Liability to be paid by the Purchaser as provided for in this Agreement or for which the Purchaser shall continue to be liable under the terms of this Agreement.

     Notice of Third Party Claims

     Any person entitled to indemnification hereunder (the Claimant ) shall give written notice to the person from whom indemnification is claimed (the Indemnifier ), as soon as reasonably possible, of any claims asserted by third parties for which the Indemnifier may be liable pursuant to the provisions of this Article 12 and shall provide reasonable particulars thereof.

     The Indemnifier shall be entitled (but not required), at its sole expense, to participate in or to assume the defense of any suit or the conduct of any proceeding brought to enforce such claim or proceeding, provided that it so notifies the Claimant hereunder within five days of receipt or deemed receipt of such notice and furnishes to the Claimant hereunder such security or other assurances as such party may reasonably request in connection therewith and provided further that such dispute is prosecuted or negotiations conducted by the Indemnifier in good faith and with due diligence. In such event, the Claimant shall cooperate and shall be entitled to participate with the Indemnifier in maintaining such defense; provided, however, that any defense so assumed shall be conducted through legal counsel acceptable to the Claimant, acting reasonably, and that no settlement or admission of liability may be made by the Indemnifier or the Claimant without the prior written consent of the other. Provided further, that in the event that the Claimant shall be unable to obtain timely advice from the Indemnifier with respect to any such matter relating to any such negotiations, the Claimant shall be entitled, at the expense of the Indemnifier, to deal with same in such manner as it, in the reasonable exercise of its judgment, deems appropriate.

     If the Indemnifier does not elect to participate in or assume the defense of such claim, the reasonable fees, costs and expenses of the counsel for the Claimant shall be paid by the Indemnifier. If the Indemnifier does elect to participate in or assume the defense of such claim, the Claimant shall have the right to retain other counsel to act on its behalf; provided that the fees and disbursements of such other counsel shall be paid by the Claimant unless:

     the Indemnifier and the Claimant shall have mutually agreed to the retention of the other counsel at the cost and expense of either of them; or

     the representation of such parties by the same counsel would, in the reasonable opinion of the Claimant, be inappropriate due to the differing acts of, or potential differing interests between them or potential differing legal defenses, in which case such fees and disbursements shall be paid by the Indemnifier.

     Interest

     Any payment required to be made pursuant to this Article 12 if not paid when due shall bear interest from the due date to the time of payment at the Prime Bank Rate plus two percentage points calculated daily and compounded semi-annually, both before and after judgment. For these purposes, the Prime Bank Rate shall be determined on the due date and on each Business Day thereafter, to apply during the period until the next such determination.

     Right of Set-Off

     If any Party becomes liable to any other Party in respect of the indemnity contained in this Article, such Indemnified Party shall be entitled to set off the amount of such liability against any amounts owing or shares deliverable by it hereunder in such order and priority as such indemnified Party in its sole discretion may determine.

     Rights are Supplemental

     The rights and benefits provided in this Article are supplemental to any other rights, actions or causes of action which may arise pursuant to any other Section of this Agreement.


     ARTICLE
     EFFECTIVE DATE AND TRANSFER OF POSSESSION

     Business Operated on the Purchaser s Account

     Subject to compliance with the terms and conditions of this Agreement, the transfer of and title to the Purchased Assets shall be deemed to take effect as of the Effective Time. Notwithstanding the foregoing, if the Closing Date and the Effective Date are not the same date, from and after the Effective Date until the Closing Date, the Business shall be managed and operated by the Vendor in the ordinary course of the Business and in compliance with the provisions of this Agreement on behalf of and for the account of the Purchaser and the Vendor shall account to the Purchaser for all revenues, receipts, monies, profits, benefits and advantages derived from the management and operation of the Business from the Effective Date until the Closing Date. As at the commencement of business on the day following the Effective Date, the Vendor shall set up and utilize a new set of financial books and records and shall record therein all transactions relating to the Business after the Effective Date. At the Closing Time, each Party shall account to the other with respect to the operations of the Business during the period of time from the Effective Date to the Closing Date as determined by making reference to the aforesaid new set of financial books and records of the Business.

     Payments Received after the Effective Date

     The Parties agree that all payments received by the Parties or the Purchaser after the Effective Date and before the Closing Date from any person who is indebted to the Vendor in respect of any Accounts Receivable in existence as at the Effective Date, shall, if the debtor in question designates such payments as being in payment of a particular invoice, be applied to that invoice, no matter who receives the said payment. In circumstances where the debtor is indebted to both the Vendor and the Purchaser, any such payment which is not so designated shall be applied to all receivables from such debtor in the order in which such receivables arose, no matter who receives the said payment; provided that if the customer in question disputes the payment of any particular invoice, any such payment shall not be applied thereto.

     Closing of Agreement

     If the purchase and sale of the Purchased Assets provided for herein is not completed, then the Vendor shall not account to the Purchaser for the revenues, receipts, monies, profits, benefits and advantages derived by or accruing from the Business from and after the Effective Time as referred to in Section 13.1 and the Purchaser shall not be liable to the Vendor for any losses, Liabilities, duties, obligations, debts or Contracts of the Business incurred from and after the Effective Date.


     ARTICLE
     ARBITRATION

     Dispute Resolution

     If any controversy, dispute, claim, question or difference (a Dispute ) arises with respect to this Agreement or its performance, enforcement, breach, termination or validity, the Parties will use their best efforts to settle the Dispute as expeditiously as possible. To this end, they will consult and negotiate with each other, in good faith and understanding their mutual interests, to reach a just and equitable solution satisfactory to all of the Parties.

     Arbitration Procedure

     If the Parties do not reach a resolution pursuant to Section
14.1 within a period of five Business Days following the first notice of the Dispute by any Party to another, then upon written notice by any Party to the other, the Dispute will be finally settled by arbitration in accordance with the provisions of the Arbitration Act (Ontario), as amended, based upon the following:

     the arbitration tribunal will consist of one arbitrator appointed by mutual agreement of the Parties, or in the event of failure to agree within five Business Days following delivery of the written notice to arbitrate, any Party may apply to a judge of the Ontario Superior Court of Justice to appoint an arbitrator. The arbitrator will be qualified by education and training to pass upon the particular matter to be decided;

     the arbitrator will be instructed that time is of the essence in the arbitration proceeding and, in any event, the arbitration award must be made within seven Business Days of the submission of the Dispute to arbitration;

     after written notice is given to refer any Dispute to arbitration, the Parties will meet within two Business Days of delivery of such notice and will negotiate in good faith any changes to these arbitration provisions or the rules of arbitration which are herein adopted, in an effort to expedite the process and otherwise ensure that the process is appropriate given the nature of the Dispute and the values at risk;

     the arbitration will take place at a location mutually agreeable to the Parties or, failing any agreement on such location, in the City of Toronto;

     the arbitration award will be given in writing and will be final and binding on the Parties, not subject to any appeal, and will deal with the question of costs of arbitration and all related matters;

     judgment upon any award may be entered in any court having jurisdiction or application may be made to the court for a judicial recognition of the award or an order of enforcement, as the case may be; and
     any Dispute referred to arbitration (including the scope of the Agreement to arbitrate, any statute of limitations, set-off claims, conflict of laws rules, tort claims and interest claims) will be governed by the substantive law of the Province of Ontario.


     ARTICLE
     GENERAL CONTRACT PROVISIONS

     Termination of Letter of Intent

     Effective the date hereof, the Parties who are party to the Letter of Intent agree that the Letter of Intent insofar as it relates to the transaction contemplated by this Agreement is terminated and that none of the parties thereunder shall have any further rights or obligations under the Letter of Intent insofar as it relates to the transaction contemplated by this Agreement, as all of their respective rights and obligations in connection with the purchase and sale of the Purchased Assets shall be hereafter set out in this Agreement.

     Closing Arrangements

     The closing of the transaction contemplated herein shall take place at the Closing Time, on the Closing Date, at the offices of Aird & Berlis, Suite 1800, 181 Bay Street, Toronto, Ontario, or at such other place or places as may be agreed to in writing by the parties hereto.

     Notices

     All notices, requests, demands or other communications by the terms hereof required or permitted to be given by one Party to another shall be given in writing by personal delivery or by telefax, addressed to such other Party or delivered to such other Party as follows:

          to Value or the Purchaser:    65 Passmore Avenue
                              Agincourt, Ontario
                              M1S 3C6

                              Attention: Mr. Robert Ziner
                              Telecopier No.: (416) 297-0598

          with a copy to:                     Aird & Berlis
                              BCE Place, Suite 1800
                              181 Bay Street West
                              Toronto, Ontario
                              M5J 2T9

                              Attention: Thomas A. Fenton or
Stephen K. Young
                              Telecopier No.: (416) 863-1515

to the Vendor, the       c/o 5380 Maingate Drive
          Partners or the                     Mississauga, Ontario
          Partner Principals       L4W 1R8

                              Attention: Mr. Victor Drevnig
                              Telecopier No.: (905) 238-1269

with a copy to:                           Fogler, Rubinoff
                              Suite 4400
                              Royal Trust Tower
                              Toronto-Dominion Centre
                              Toronto, Ontario
                              M5K 1G8

                              Attention:  Martin R. Kaplan or John
G. Temesvary
                              Telecopier No.: (416) 941-8852

or at such other address as may be given by either of them to the others in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered or on the date of transmission if prior to 5:00 p.m. (local time).

     Further Assurances

     The Parties agree to execute and deliver such additional conveyances, transfers, assignments and other assurances as may be required to transfer the Purchased Assets to the Purchaser, and to sign such other papers, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

     Legal and Accounting Fees

     Save and except as otherwise provided herein, each Party shall be responsible for its own legal and audit fees and other charges incurred in connection with the purchase and sale of the Purchased Assets, the completion of the transactions contemplated hereby and any post-closing matters in connection with the transactions contemplated hereby; provided that, prior to the Closing Date, Value shall pay to the Vendor the reasonable costs incurred by the Vendor in connection with the preparation of the Audited Financial Statements solely to the extent that such costs exceed the expenses collectively incurred by the Vendor and Seabright for the respective review engagements completed by their respective accountants in connection with the financial statements of such entities as at December 31, 1998.

     Time of Essence

     Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

     Entire Agreement

     This Agreement shall constitute the entire agreement between the Parties with respect to all of the matters herein and this Agreement shall not be amended except by a memorandum in writing signed by all of the Parties and any amendment hereof shall be null and void and shall not be binding upon any Party which has not given its consent as aforesaid.

     Agreement Not Assignable

     No Party may assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

     Unenforceability of Warranties, Representations or Covenants

     In the event that any of the warranties, representations or covenants or any portion of them contained in this Agreement are unenforceable or are declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or the validity of the remaining terms or portions of this Agreement, and such unenforceability or invalid warranty, representation or covenant or portion thereof shall be severable from the remainder of this Agreement to the extent allowable by law or a court of competent jurisdiction.

     No Public Announcements

     No public announcements shall be released or disclosure made concerning the transactions contemplated hereby by any of the Parties without the consent of the others of them; provided that Value shall be entitled to make all announcements, without any consent of the Vendor but after making best efforts to give prior notice to the Vendor, necessary to enable it to comply with the rules of regulatory bodies having jurisdiction. Any Party required by law or any regulatory body to file copies of this Agreement or agreements contemplated hereby shall do so only after having duly requested confidential treatment thereof pursuant to any procedure that may be available therefor.

     Waivers

     The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure by any Party to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Party s right to demand strict compliance in the future. No consent or waiver, express or implied, of any right under this Agreement or of any breach or default in the performance of any obligation of this Agreement or of any breach or default in the performance of any obligation of this Agreement shall constitute or be deemed a consent or waiver of any other right or to or of any other breach or default in the performance of the same or any other obligation thereunder.

     Counterparts

     This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same agreement and notwithstanding their date of execution shall be deemed to be executed on the date first written above.

     Joint and Several

     All of the respective obligations of the Purchaser and Value hereunder shall be joint and several obligations of both of them.

     IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day first written above.


SIGNED, SEALED AND DELIVERED  )    VALUE HOLDINGS, INC.
     in the presence of:           )
                              )
                              )    Per:
____________________________
                              )
                              )
                              )
                              )    1392298 ONTARIO LIMITED
                              )
                              )
                              )    Per:
____________________________
                              )
                              )
                              )
                              )    CUTLER FOREST PRODUCTS
                              )
                              )
                              )    Per:
____________________________
                              )
                              )    TREEFIELD HOLDINGS LIMITED
                              )
                              )
                              )    Per:
____________________________
                              )
                              )    DIVADALE HOLDINGS LIMITED
                              )
                              )
                              )    Per:
____________________________
                              )
                              )    RUISLIP HOLDINGS INC.
                              )
                              )
                              )    Per:
____________________________
                              )
                              )    T.M.&C. HOLDINGS LTD.
                              )
                              )
                              )    Per:
____________________________
                              )
                              )
__________________________________ )
__________________________________
Witness                       )    Victor Drevnig
                              )
                              )
__________________________________ )
__________________________________
Witness                       )    Keith Withers
                              )
                              )
__________________________________ )
__________________________________
Witness                       )    Peter Engel
                              )
                              )
__________________________________ )
__________________________________
Witness                       )    Richard Drevnig
                              )

10.03 Share Purchase Agreement

     SHARE PURCHASE AGREEMENT

     THIS AGREEMENT is made as of the 11th day of February, 2000

AMONG:

     VALUE HOLDINGS, INC., a corporation incorporated under the laws of the State of Florida ( Value );

           and -


     1392298 ONTARIO LIMITED, a corporation incorporated under the laws of the Province of Ontario (the Purchaser );

           and -

     CUTLER FOREST PRODUCTS, a partnership under the laws of the Province of Ontario (the Cutler );

           and -

     FRED CAIN of the City of Vaughan in the Province of Ontario (
Cain )

           and -

     TREEFIELD HOLDINGS LIMITED, a corporation incorporated under the laws of the Province of Ontario ( Treefield );

           and -

     DIVADALE HOLDINGS LIMITED, a corporation incorporated under the laws of the Province of Ontario ( Divadale );

           and -

     RUISLIP HOLDINGS INC., a corporation incorporated under the laws of the Province of Ontario ( Ruislip );

           and -

     T.M.&C. HOLDINGS LTD., a corporation incorporated under the laws of the Province of Ontario (T.M.&C.);

           and -

     VICTOR DREVNIG of the City of Toronto in the Province of Ontario ( V. Drevnig );

           and -

     KEITH WITHERS of the Town of Halton Hills in the Province of Ontario ( Withers );

           and -

     PETER ENGEL of the City of Guelph in the Province of Ontario
( Engel );

           and -

     RICHARD DREVNIG of the City of Toronto in the Province of Ontario ( R. Drevnig );


RECITES THAT:
Seabright Wood Fabricators Limited (the Company ) carries on business as a wood products component manufacturing operation;

All of the issued and outstanding voting securities in the capital of the Company are owned by Cutler and Cain;

The Purchaser is a wholly-owned subsidiary of Value; and

Cutler and Cain wish to sell, transfer and assign to the Purchaser, and the Purchaser wishes to purchase from Cutler and Cain, all of the issued and outstanding voting securities in the capital of the Company, on the terms and subject to the conditions set out in this Agreement.

NOW THEREFORE in consideration of the mutual covenants contained in this Agreement, the parties hereto agree as follows:

     ARTICLE
     INTERPRETATION

     Defined Terms

     In addition to the words and phrases defined elsewhere in this Agreement, as used in this Agreement, in any Schedule hereto, in any amendment hereof, in any documents to be executed and delivered pursuant to this Agreement and in any documents executed and delivered in connection with the completion of the transactions contemplated hereby, unless the context otherwise requires, the following words and phrases shall have the following meanings, respectively:

     Accounts Receivable means all accounts receivable (including those from installment sales), trade accounts, notes receivable and other book debts due or accruing due to the Company and the full benefit of all securities, if any, for such accounts, notes or debts;

     Affiliate has the meaning ascribed to such term in the Ontario Act;

     Arm s length  has the meaning ascribed to such term in the Tax
Act;

     Asset Purchase Agreement means the asset purchase agreement dated the date hereof among the Parties (other than Cain) providing for the purchase by the Purchaser of substantially all of the assets of Cutler;

     Associate has the meaning ascribed to such term in the Ontario Act;

     Audited Financial Statements means the audited consolidated financial statements of the Company and Cutler as at and for the fiscal year ended December 31, 1999, consisting of a balance sheet, statement of income and retained earnings and statement of cash flow, together with the notes thereto and the opinion of the auditors on such financial statements;

     Business means the component wood products manufacturing business carried on by the Company principally from the Business
Premises;

     Business Day means any day other than a day which is a Saturday, Sunday or statutory holiday in the City of Toronto;

     Business Premises means the portion of the premises municipally known as 5380 Maingate Drive, Mississauga, Ontario, L4W 1R8 occupied by the Company for the purposes of its carrying on the Business therefrom;

     Class D Shares means the 181,500 Class D Shares in the capital of the Company presently issued and outstanding and registered, as to 60,500 Class D Shares each, in the names of Cain, V. Drevnig and Joseph Clement;

     Closing Date means May 31, 2000, or such other date as the Shareholders and the Purchaser may agree upon in writing;

     Closing Time  means 2:00 p.m. (Toronto time) on the Closing
Date or such other time on the Closing Date mutually acceptable to the Shareholders and the Purchaser;

     Common Shares means the common shares in the capital of the Company;

     Company  means Seabright Wood Fabricators Limited;

     Condition of the Business means the condition of the assets, liabilities, operations, activities, earnings, prospects, affairs and financial position of the Business;

     Contaminate means any substance or material that is prohibited, controlled or regulated under any Environmental Laws;

     Contract means any agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written or oral;

     Control means, with respect to any corporation, the ownership of more than 50% of the voting shares of that corporation, including any shares which are voting only upon the occurrence of a contingency where such contingency has occurred and is continuing;

     Effective Date means May 31, 2000;

     Effective Time means 5:00 p.m. (Toronto time) on the Effective Date;
     Employment Contract means the employment agreement to be entered into between the Purchaser and Cain effective the Effective Time in the form of the employment agreement attached hereto as
Schedule 1.1(u);

     Encumbrances means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands, restrictions and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

     Environmental Laws means all common, civil, federal, provincial, territorial, regional, municipal or local laws applicable in the Province of Ontario which relate to protection of the environment, health and safety, or Hazardous Substances contained in statutes or regulations or in policies, guidelines, orders, directives or notices which have the force of law or permits, approvals or court or other tribunal orders having jurisdiction in the Province of Ontario over the Company, its assets and the Business;

     Equipment Leases means the personal property leases relating to equipment and vehicles leased by the Company, complete copies of which are attached hereto as Schedule 1.1(x);

     Generally accepted accounting principles means the accounting principles so described and promulgated by the Canadian Institute of Chartered Accountants which are applicable as at the date on which any calculation made hereunder is to be effective or as at the date of any financial statements referred to herein, as the case may be;

      Governmental Authority means any federal, state, provincial, regional or municipal government, in Canada or elsewhere, and any person, agency, board, commission or authority of competent jurisdiction, in Canada or elsewhere, exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government;

     Hazardous Substances means any Contaminate or pollutant or any substance that when released to the natural environment is likely to cause at some immediate or future time, material harm or degradation to the natural environment or material risk to human health and, without restricting the generality of the foregoing, Hazardous Substances includes any pollutant, Contaminate, hazardous waste or dangerous goods as defined by the Environmental Laws;

      Interim Period means the period between the date of execution of this Agreement and the Closing Time;

     Inventories means all inventories of the Company including, without limiting the generality of the foregoing, all finished goods, work in progress, raw materials, and all other materials and supplies on hand to be used or consumed in the production of products;

     Letter of Intent means the letter of intent among Value and the Shareholders dated August 11, 1999 and accepted on August 18, 1999, as amended by letters of the Shareholders Solicitors dated September 29, 1999 and November 1, 1999 and by a letter agreement dated December 17, 1999 between the Purchaser s Solicitors and the Shareholders Solicitors on behalf of their respective clients relating to the transactions contemplated hereby and by the Asset Purchase Agreement;

     Liabilities means all costs, expenses, charges, debts, liabilities, claims, demands, Taxes and obligations, whether primary or secondary, direct or indirect, fixed, contingent, absolute or otherwise, including, without limitation, those arising under any law, rule or regulation of any Governmental Authority, any award of any arbitrator, court or other tribunal and any Contract, arrangement, lease, commitment or undertaking;

     Licences  has the meaning ascribed thereto in Section 3.4(c);

     Ontario Act means the Business Corporations Act (Ontario), as amended from time to time;

     Parties means, collectively, Value, the Purchaser, the Shareholders, the Partners and the Partners Principals, and Party means any one of them;

     Partners means, collectively, all of the partners of Cutler, namely Treefield, Divadale, Ruislip and T.M.&C., and Partner means any one of them;

     Partner Principals means, collectively, V. Drevnig, Withers, Engel and R. Drevnig, and Partner Principal means any one of them;

     Partnership Agreement means the Contract which constitutes the partnership agreement, as amended from time to time and to the extent such agreement is in writing or under oral agreement, forming Cutler;

     Permits means all permits, licenses, certificates, approvals, authorizations, registrations or the like attainable from or required by any Governmental Authority which are material and are required under applicable law necessary for the conduct of the Business or the utilization by the Company of its assets;

     Person means any individual, partnership, limited partnership, corporation, joint venture, association, joint stock company, trust, unincorporated organization or a government or an agency thereof;

     Prime Bank Rate means the commercial lending rate of interest, expressed as an annual rate, which The Toronto-Dominion Bank quotes in Toronto as the reference rate of interest (commonly known as prime) for the purpose of determining the rate of interest that it charges to its commercial customers for loans in Canadian funds;

     Purchase Price has the meaning ascribed thereto in Section
2.2;

     Purchased Shares means the 1,800 issued and outstanding Common Shares registered, as to 900 Common Shares each, in the names of each of the Shareholders;

     Purchaser s Solicitors  means Aird & Berlis;

     Release includes release, discharge, add, deposit, emit, spill, leak, pump, pour, empty, inject, escape, leach, migrate, disburse, dispose or dump;

     Shareholders means, collectively, Cutler and Cain, and Shareholder means either one of them;

     Shareholders  Solicitors means Fogler, Rubinoff LLP;

     Tax Act means the Income Tax Act (Canada), as amended from time to time;

     Taxes means all taxes, assessments or other governmental charges or imposts (including domestic or foreign, federal, provincial, state or local income, withholding, sales use, transfer, intangible, recordation, documentary, stamp, excise, capital, business, goods or services, property, value added, payroll or other taxes or customs duties, unemployment or workers compensation premiums) and any interest or penalties on such taxes, assessments, charges or imposts or in respect of such taxes, assessments, charges or imposts;

     Unaudited Financial Statements means, collectively, the balance sheet of the Company as at December 31, 1998 and the statement of income for the year then ended, together with the review engagement report thereon and the notes thereto, and the balance sheet and statement of income of the Company for the nine-month period ended September 30, 1999, copies of which statements are attached hereto as Schedule 1.1(ww);

     Value Shares means common shares in the capital stock of Value;

     Vendor Group means, collectively, the Shareholders, the Partners, the Partner Principals and their respective Associates and Affiliates; and

     Warranty Claim means a claim made by any of the Parties based on or with respect to the inaccuracy or non-performance or non-fulfillment or breach of any representation, warranty or covenant made by another Party contained in this Agreement or contained in any document or certificate given in order or carry out the transactions contemplated hereby.


     Currency

     Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of Canada.

To the Best of the Knowledge

     To the best of the knowledge or to the knowledge means a statement of the declarant s knowledge of the facts or circumstances to which such phrase relates after having made diligent enquiries and investigations in connection with such facts and circumstances of all persons who could reasonably be expected to have knowledge with respect thereto.

     Choice of Law and Attorneys

     This Agreement shall be governed by and constructed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Parties agree that, subject to arbitration provisions set forth in Article 12, the courts of such province will have exclusive jurisdiction to determine all disputes and claims arising between the Parties.

Gender and Number

     Any reference in this Agreement to gender shall include all genders and words used herein importing the singular number shall include the plural and vice versa.

     Interpretation Not Affected by Headings or Party Drafting

     The division of this Agreement into articles, sections, paragraphs, subparagraphs and clauses shall not affect the construction or interpretation of this Agreement. The terms this Agreement, hereof, herein, hereunder and similar expressions refer to this Agreement and the Schedules hereto and not to any particular article, section, paragraph, subparagraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. Each Party acknowledges that such Party and its or his legal counsel have reviewed and participated in settling the terms of this Agreement, and the Parties agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting Party shall not be applicable in the interpretation of this Agreement.

     Schedules

     The following are the Schedules attached to and incorporated in this Agreement by reference and deemed to be a part hereof.

          Description of Schedule            Schedule No.
          Employment Contract           1.1(u)
          Equipment Leases                   1.1(x)
          Unaudited Financial Statements          1.1(ww)
          Constating Documents               3.4(b)
          Licenses and Permits                    3.4(c)
          Bank Accounts                 3.12
          Company Encumbrances
                And Other Liabilities             3.14
          Intellectual Property                   3.17
          Insurance                     3.23
          Capital Expenditures                    3.26
          Material Contracts                 3.28
          Employees                     3.33
          Supplier Relations                 3.41
          Machinery, Equipment (non-leased)
                And Other Personal Property       3.46


     ARTICLE
     AGREEMENT TO PURCHASE THE PURCHASED SHARES

Agreement to Purchase

     On the terms and subject to the fulfillment of the conditions contained in this Agreement, the Shareholders shall sell, assign and transfer to the Purchaser effective as at the Effective Time, free and clear of any Encumbrances, and the Purchaser shall purchase and accept from the Shareholders, the Purchased Shares.

Purchase Price

     The purchase price (the Purchase Price) for the Purchased
Shares shall be equal to the aggregate of the following amounts:

     $2,500,000; and

     that number of Value Shares which is equal to the quotient obtained when the sum of $125,000 is divided by the Value Shares
Closing Price and, for the purposes hereof, Value Shares Closing
Price means $0.435.


     Payment of Purchase Price

     At the Closing Time:

     the Purchaser shall pay the portion of the Purchase Price referred to in subsection 2.2(a) hereof by certified cheque, bank draft or other form of immediately available funds as follows:

          to Cutler, the sum of $1,250,000; and

          to Cain, the sum of 1,250,000; and

     Value shall issue and deliver the Value Shares referred to in subsection 2.2(b) hereof as follows:

          a share certificate representing 50% of such Value Shares registered in the name of Cutler shall be delivered to Cutler; and

          a share certificate representing 50% of such Value Shares registered in the name of Cain shall be delivered to Cain.


     ARTICLE
     REPRESENTATIONS AND WARRANTIES
     OF THE SHAREHOLDERS, THE PARTNERS AND THE PARTNER PRINCIPALS

     Each of the Shareholders, the Partners and the Partner Principals, jointly and severally, represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the purchase by the Purchaser from the Shareholders of the Purchased Shares.

     Authority and Binding Obligation

     Each of the Shareholders has good right and absolute authority to enter into this Agreement and to sell, assign and transfer the Purchased Shares to the Purchaser in the manner contemplated herein and to perform all of its obligations under this Agreement. The Company and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the transfer of the Purchased Shares by the Shareholders to the Purchaser in accordance with this Agreement.

     Cutler is a general partnership formed and subsisting under the laws of the Province of Ontario and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and all of the transactions and actions (required of Cutler) contemplated hereby have been duly authorized by all necessary action by Cutler under the Partnership Agreement. This Agreement constitutes a legal, valid and binding obligation of the Shareholders and the Partners enforceable against them by the Purchaser in accordance with its terms. This Agreement has been duly executed and delivered by all of the Parties other than Value and the Purchaser.

No Other Purchase Agreements

     No person (other than the Purchaser pursuant to this Agreement) has any Contract, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming a Contract, option or commitment, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares in the capital of the Company or any securities of the Company, or the purchase from the Shareholders of any of the Purchased
Shares, or

the purchase or other acquisition from the Company of any of its undertaking, property or assets, other than in the ordinary course of the Business.

     Contractual and Regulatory Approvals

     Except as specified in Schedule 3.30 hereto, none of the Vendor Group is under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no Permits, licenses, certifications, authorizations or approvals of, or notifications to, any Governmental Authority are required to be obtained by any of them.

in connection with the execution, delivery or performance by the Parties, other than Value and the Purchaser, of this Agreement or the completion of any of the transactions contemplated hereby; or

     to avoid the loss of any Permit, License, certification or other authorization; or

in order that the authority or ability of the Company to carry on the Business in the ordinary course and in the same manner as presently conducted remains in good standing and in full force and effect as of and following the closing of the transactions contemplated hereby.

   )
                         )Per:

                         )          Robert Ziner, President
                              )
                              )
                         )1392298 ONTARIO LIMITED
                         )
                         )
                              )Per:

                         )          Robert Ziner, President
                              )
                              )
                         )CUTLER FOREST PRODUCTS
                         )
                         )
                              )Per:

                         )          Victor Drevnig, Authorized
Signatory
                              )
                              )
                         )TREEFIELD HOLDINGS LIMITED
                         )
                         )
                              )Per:

                         )          Victor Drevnig, President
                              )
                              )
                         )DIVADALE HOLDINGS LIMITED
                         )
                         )
                              )Per:

                         )          Richard Drevnig, President
                              )
                              )
                         )RUISLIP HOLDINGS INC.
                         )
                         )
                              )Per:

                         )          Keith Withers, President
                              )
                              )
                         )T.M. AND C. HOLDINGS LTD.
                         )
                         )
                              )Per:

                         )          Peter Engel, President
                         )
                              )
                                                       )
                                              (seal)
Witness                       )    VICTOR DREVNIG
                              )
                              )
                                                       )
                                              (seal)
Witness                       )    KEITH WITHERS
                              )
                              )
                                                       )
                                              (seal)
Witness                       )    PETER ENGEL
                              )
                              )
                                                       )
                                              (seal)
Witness                       )    RICHARD DREVNIG
                              )
                              )
                                                       )
                                              (seal)
Witness                       )    FRED CAIN


     CONSENT

Each of the undersigned (namely, Fogler, Rubinoff LLP and Aird &
Berlis) hereby consent to the termination of the Escrow Agreement as provided for in subsection 3.1(c) of the above Amending
Agreement and hereby agree that such Escrow Agreement shall be of no further force or effect whatsoever.

DATED effective as of the 10th day of August, 2000.


FOGLER, RUBINOFF LLP                    AIRD & BERLIS


Per:                                    Per:

Authorized Signatory                     Authorized Signatory